UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

CYPRESS SEMICONDUCTOR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 25, 2008

Dear Stockholder:

You are cordially invited to attend the Cypress Semiconductor Corporation Annual Meeting of Stockholders to be held on Friday, May 9, 2008, at 10:00 a.m. Pacific Daylight Time, at our offices located at 198 Champion Court, San Jose, California 95134. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We hope you will be able to attend the Annual Meeting to listen to our report on the status of our business, our performance during 2007, our near-term plans, and to ask any relevant questions you may have.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote in person at the Annual Meeting, by sending in your written proxy, by telephone, or by using the Internet. Your vote by written proxy, by telephone or over the Internet will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the enclosed proxy card regarding each of these voting options.

If you would rather receive our annual report and proxy statement electronically, you may sign up for our e-delivery program at www.cypress.com/edeliveryconsent.

Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

T.J. Rodgers
President and Chief Executive Officer

2008 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Page
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	1
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS	2
General Information	2
Who can attend the Annual Meeting?	2
Who is soliciting my vote?	2
Who is entitled to vote?	2
What may I vote on?	2
How will voting on any other business be conducted?	3
What is the difference between a registered stockholder and a stockholder holding shares registered in the name of a brokerage firm or a bank?	3
How do I vote?	3
What are the word choices for indicating my vote?	3
What shares can be voted and how may I cast my vote for each proposal?	4
How can I vote my shares in person at the Annual Meeting?	4
How can I change my vote or revoke my proxy?	4
What does it mean if I get more than one proxy card?	4
Who will count the votes?	4
What is a “quorum”?	5
What is a broker “discretionary” vote?	5
How will abstentions and non-votes be treated?	5
How much did this proxy solicitation cost and who will pay for the cost?	5
How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2007?	5
How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?	6
Does Cypress’s Board of Directors have a policy on attendance at the Annual Meeting by directors?	7
Where can I find the voting results of the Annual Meeting?	7
How can I receive the proxy statement and annual report by electronic delivery?	7
How many copies of the proxy materials will you deliver to stockholders sharing the same address?	7
BOARD STRUCTURE AND COMPENSATION	8
Corporate Governance	8
General	8
Determination of Independence	8
Consideration of Director Nominees	8
Communications from Stockholders and Other Interested Parties	9
Board Structure and Committees	9
The Audit Committee	10
The Compensation Committee	11
The Nominating and Corporate Governance Committee	12
The Operations Committee	12
Compensation of Directors	13
PROPOSAL ONE: ELECTION OF DIRECTORS	14
PROPOSAL TWO: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	16
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	18
PROPOSAL THREE: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF CYPRESS SEMICONDUCTOR CORPORATION’S 1994 STOCK PLAN	20
Background	20
Summary of the Proposal	20
Shares Reserved Under the Amended Plan	21

i

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CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2008

TO ALL CYPRESS STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date:	Friday, May 9, 2008

Time:	10:00 a.m. Pacific Daylight Time

Place:	Cypress’s offices located at 198 Champion Court, San Jose, California 95134

Items of Business:

1.	The election of seven (7) directors to serve on our Board of Directors for a one-year term, and until their successors are elected.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2008.

3.	The approval of the amendment and restatement of the Company’s 1994 Stock Plan.

4.	The approval of Cypress’s Performance Bonus Plan to maintain tax deductibility to Cypress under Internal Revenue Code Section 162(m).

5.	The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders are cordially invited to attend the Annual Meeting in person. Only stockholders of record at the close of business on March 11, 2008, the Record Date, are entitled to receive notice of, and may vote at, the Annual Meeting, or any adjournment or postponement thereof. Any stockholder attending the Annual Meeting and entitled to vote may do so in person even if such stockholder returned a proxy or voted by telephone or over the Internet. We have provided voting instructions in the attached proxy statement on how you can vote your shares before or at the Annual Meeting.

FOR THE BOARD OF DIRECTORS

Brad W. Buss
Corporate Secretary

San Jose, California, March 25, 2008

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The Board of Directors of Cypress Semiconductor Corporation (“Cypress” or the “Company”) is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our Annual Meeting of Stockholders (“Annual Meeting”) to be held on Friday, May 9, 2008, at 10:00 a.m. Pacific Daylight Time, or at any adjournment(s) or postponement(s) thereof. The Annual Meeting has been called for the purposes set forth in this proxy statement and in the Notice of Annual Meeting of Stockholders previously delivered to you. The Annual Meeting will be held at the Company’s principal executive offices located at 198 Champion Court, San Jose, California 95134. The telephone number at that address is (408) 943-2600.

The date of this proxy statement is March 25, 2008, and it was first mailed on or about April 4, 2008, to all stockholders entitled to vote at the Annual Meeting.

The following is important information regarding the Annual Meeting and this proxy statement:

Q:	Who can attend the Annual Meeting?

A:

All stockholders and holders of proxies for those stockholders and other persons invited by Cypress can attend. If your shares are registered in the name of a brokerage firm or a bank, you must bring to the Annual Meeting a letter from your broker indicating you hold the shares in the name of the broker or banker, or a copy of your proxy card showing that you are the direct or indirect owner of your shares as of March 11, 2008 (the “Record Date”).

Q:	Who is soliciting my vote?

A:	This solicitation is being made by the Board of Directors of Cypress.

Q:	Who is entitled to vote?

A:

Only stockholders of Cypress as of the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, there were 150,545,865 shares outstanding of Cypress’s common stock, par value $0.01 per share.

Q:	What may I vote on?

A:	You may vote on all the items listed in the table below:

PROPOSALS	HOW THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE
	YES	NO

1. The election of seven (7) directors to serve on our Board of Directors for a one-year term, and until their successors are elected.	☒	☐

2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year 2008.	☒	☐

3. The approval of the amendment and restatement of the Company’s 1994 Stock Plan.	☒	☐

4. The approval of Cypress’s Performance Bonus Plan to maintain tax deductibility to Cypress under Internal Revenue Code Section 162(m).	☒	☐

5. The transaction of such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Q:	How will voting on any other business be conducted?

A:

We do not know of any business to be considered at this year’s Annual Meeting other than the proposals described in this proxy statement. If any other business is properly presented at the Annual Meeting, your signed proxy card gives T.J. Rodgers, Cypress’s president and chief executive officer, and Brad W. Buss, corporate secretary, authority to vote on such matters at their discretion.

Q:	What is the difference between a registered stockholder and a stockholder holding shares registered in the name of a brokerage firm or a bank?

A:

Many stockholders of Cypress hold their shares through a broker, a bank or other nominee, which in each case means they are beneficial owners. A registered stockholder holds his or her shares directly in his or her own name. As summarized below, there are distinctions between shares held of record and those beneficially owned.

Registered stockholder. If your shares are registered directly in your name with Cypress’s transfer agent, Computershare, you are considered the registered stockholder with respect to those shares, and these proxy materials are being sent to you directly by Cypress.

Shares registered in the name of a brokerage firm or bank. If your shares are held in a stock brokerage account or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of such shares, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the registered stockholder. As the beneficial owner, you have the right to instruct your broker or nominee how to vote your shares and you are also invited to attend the Annual Meeting. However, since you are not the registered stockholder, you may not vote these shares in person at the Annual Meeting unless you bring a letter from your broker or nominee that identifies you as the direct or indirect owner of your shares and confirms your right to vote your shares. Your broker or nominee will enclose a voting instruction card for you to use to instruct your broker or nominee how to vote your shares.

Q:	How do I vote?

A:	Depending on how you hold your shares, you may vote your shares in one of the following ways:

(1)

Registered stockholders: Stockholders with shares registered directly with Computershare (Cypress’s transfer agent) may vote (a) telephonically by calling (800) 690-6903 (within the U.S. and Canada only, toll-free), or (b) via the Internet at www.proxyvote.com. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The telephone and Internet voting procedures, which have been made available through Broadridge Financial Solutions, Inc., are consistent with the requirements of applicable law.

If you requested paper copies of your proxy materials, indicate your vote on each proxy card you receive, then sign, date and return it in the prepaid envelope. You may also vote in person at the Annual Meeting.

(2)

Stockholders with shares registered in the name of a brokerage firm or bank. A number of brokerage firms and banks offer telephone and Internet voting options. These programs may differ from the program provided to registered stockholders. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

Q:	What are the word choices for indicating my vote?

A:

For the election of directors, you may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT.” On your proxy card, a number has been assigned before the name of each director nominee. If you chose to vote “FOR ALL EXCEPT,” in the space provided on your proxy card, write the number before the name of the director nominee from whom you wish to withhold your vote.

You may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each other matter on the proxy. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. These shares are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the Annual Meeting and “entitled to vote on the subject matter,” referred to as the “Votes Cast,” with respect to such matter.

Q:	What shares can be voted and how may I cast my vote for each proposal?

A:

All shares owned by you as of the close of business on the Record Date may be voted. You may cast one vote per share of common stock for each proposal except that a stockholder voting for the election of directors has the right to cumulate such stockholder’s votes. This means you can give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares you are entitled to vote, or you may distribute your shares among as many candidates as you may select, provided that your votes cannot be cast for more than seven (7) candidates. For example, if you own 100 shares of stock, and there are seven (7) directors to be elected at the Annual Meeting, you may allocate 700 shares (7 times 100) as “FOR” votes among as few or as many directors to be elected at the Annual Meeting as you choose. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the Annual Meeting. If you hold shares beneficially in street name and wish to cumulate your votes, you should contact your broker or nominee.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

To vote your shares in person at the Annual Meeting, you must bring picture identification and proof of your holding of Cypress stock as of the Record Date. In addition, if you are a registered stockholder, please bring a copy of your proxy card. If your shares are registered in the name of a brokerage firm or bank, your shares may be voted at the Annual Meeting only if you obtain a signed proxy from the broker who holds your shares, giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, Cypress recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	How can I change my vote or revoke my proxy?

A:

If you are a registered stockholder, you have the right to revoke your proxy and change your vote at any time before the Annual Meeting by (i) notifying our corporate secretary, Brad W. Buss, at 198 Champion Court, San Jose, California 95134, (ii) returning a later-dated proxy card, or (iii) voting again by Internet or telephone as more fully described on your proxy card. You may also revoke your proxy and change your vote by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting.

If your shares are held by a broker or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Q:	What does it mean if I get more than one proxy card?

A:

It means you hold shares in more than one registered account. You must vote all of your proxy cards in one of the manners described above (under “How do I vote?”) to ensure that all your shares are voted.

Q:	Who will count the votes?

A:

Representatives of Investor Communication Services, a division of Broadridge Financial Solutions, Inc., our mailing agent and tabulation service, will count the votes and Brad W. Buss, our corporate secretary, will act as the inspector of elections. Cypress believes that the procedures to be used by the inspector of elections to count the votes are consistent with Delaware law concerning the voting of shares, determination of a quorum and the vote required to take stockholder action.

Q:	What is a “quorum”?

A:

A “quorum” is the minimum number of shares required to be present or represented in order to hold an Annual Meeting, and to take a valid action or transact business at the Annual Meeting. There must be a quorum for the Annual Meeting to be held and action to be validly taken. The quorum requirement for holding our Annual Meeting and transacting business is a majority of the issued and outstanding shares entitled to vote at the Annual Meeting. They may be present in person at the Annual Meeting or represented by proxy. If you submit a properly executed proxy card, or if you attend the Annual Meeting (even if you abstain from voting or withhold your vote with respect to any proposal), you will be considered present for purposes of establishing the quorum and for purposes of determining the voting power present at the Annual Meeting.

Q:	What is a broker “discretionary” vote?

A:

Under the rules of the New York Stock Exchange (“NYSE”), if you hold your shares through a broker or other nominee, your broker or nominee is permitted to vote your shares on the election of our directors and the ratification of our independent registered public accounting firm in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker.

Q:	How will abstentions and non-votes be treated?

A:

Abstentions, which are marked as “ABSTAIN” on your proxy card, will be counted for purposes of establishing a quorum for the transaction of business at the Annual Meeting and the total number of votes cast with respect to a particular matter. Except for broker non-votes that are described below, abstentions are included in the total number of votes cast for a particular proposal and a majority vote is needed to approve any proposal other than the election of directors, so abstentions have the effect of a vote “AGAINST” a proposal.

If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present for purposes of a quorum but will not be considered present for purposes of determining voting power on that matter. Broker non-votes with respect to proposals set forth in this proxy statement will not be considered votes cast and, accordingly, will not affect the determination as to whether the requisite majority of votes cast has been obtained with respect to a particular matter.

Q:	How much did this proxy solicitation cost and who will pay for the cost?

A:

The cost of soliciting your vote in connection with this proxy statement has been, or will be, borne by Cypress. We have retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $7,500, plus reimbursement of out-of-pocket expenses. Georgeson Shareholder Communications, Inc. may solicit proxies by mail, telephone, in person or via other electronic communications. We have also requested that banks, brokers and other custodians, nominees and fiduciaries send these proxy statement materials to the beneficial owners of our common stock they represent and secure their instructions as to the voting of such shares. We may reimburse such banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications, but they will not receive any additional compensation for doing so.

Q:	How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal year 2007?

A:	A copy of Cypress’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on March 3, 2008, has been mailed with this proxy statement. A stockholder may also send a written request for a copy of our Annual Report on Form 10-K to Brad W. Buss, Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a copy of our Annual Report on Form 10-K without charge, including the financial statements and the financial statement schedules, required to be filed with the SEC pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 for our fiscal year 2007. Our Annual Report on Form 10-K for the fiscal year ending December 30, 2007, is also available at our web site at: http://www.cypress.com/investors.

Q:	How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?

A:	You may submit your proposals, including director nominations, for consideration at future annual meetings of stockholders by following the directions set forth below:

Stockholder Proposals: For stockholder proposals to be considered for inclusion in our 2009 proxy statement, the written proposal must be received by our corporate secretary at our corporate offices at 198 Champion Court, San Jose, California 95134, no later than November 24, 2008. In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of the stockholders. Any stockholder who wants to make a proposal or director nomination that is not to be included in our proxy statement for the 2009 annual meeting of stockholders must deliver written notice to be received by our corporate secretary at our corporate offices at 198 Champion Court, San Jose, California 95134, no earlier than December 1, 2008 and no later than December 28, 2008. In the event the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of stockholder proposals in our proxy statement is instead a reasonable time before Cypress begins to print and mail its proxy materials, and the deadline for submitting stockholder proposals not to be included in our proxy statement is no later than the close of business on the latter of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. All stockholder proposals will also need to comply with SEC regulations, such as Rule 14a-8 of the 1934 Securities Exchange Act regarding the inclusion of stockholder proposals in any company-sponsored proxy material.

Nomination of Director Candidates: A stockholder may propose director candidates for consideration by submitting them to the Board’s Nominating and Corporate Governance Committee. Such proposals should be directed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. In addition, the stockholder must give notice to the corporate secretary, and such notice must be received within the time period described above under “Stockholder Proposals.” Any such proposal should include the following:

(1)	nominee’s name, age, nationality, business and residential address;

(2)	nominee’s principal occupation and employment;

(3)	the class and number of shares of stock beneficially owned or of record by nominee; and

(4)	any other information required to be disclosed in the proxy statement.

The stockholder’s notice must also include the following information for the stockholder giving the notice and the beneficial holder, if any, on whose behalf the nomination or proposal is being made:

(1)	their names and addresses;

(2)	the class and number of shares of stock beneficially owned and of record by them;

(3)	a description of any arrangements or understandings between them and each proposed nominee and any other persons (including their names) pursuant to which the nominations are being made;

(4)	a representation that they intend to appear in person or by proxy at the at the annual meeting to nominate the person named in the notice;

(5)	a representation as to whether they are part of a group that intends to deliver a proxy statement or solicit proxies in support of the nomination; and

(6)	any other information that would be required to be included in the proxy statement.

If such stockholder director nomination is made in accordance with the instructions set forth above, the Nominating and Corporate Governance Committee of the Board of Directors will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to the Board of Directors whether or not the stockholder nominee should be included as a candidate for election in our proxy statement. The nominee and nominating stockholder must be willing to provide any information reasonably requested by the Nominating and Corporate Governance Committee in connection with its evaluation. The Board of Directors shall make the final determination whether or not a nominee will be included in the proxy statement and card for election (see “Consideration of Director Nominees” under the Board Structure and Compensation section of this proxy statement).

Q:	Does Cypress’s Board of Directors have a policy on attendance at the Annual Meeting by directors?

A:

Cypress does not have a formal policy on director attendance at annual meetings, although directors are encouraged to attend. All of our directors were present at the 2007 Annual Meeting. We expect that the majority of our directors will attend this year’s Annual Meeting.

Q:	Where can I find the voting results of the Annual Meeting?

A:	Cypress will announce preliminary voting results at the 2008 Annual Meeting and publish final results in Cypress’s quarterly report on Form 10-Q for the second quarter of fiscal year 2008.

Q:	How can I receive the proxy statement and annual report by electronic delivery?

A:

You may sign up for Cypress’s e-delivery program at www.cypress.com/edeliveryconsent. When you sign up for our electronic delivery program, you will be notified by electronic mail whenever our annual report or proxy statement is available for viewing on the Internet. Your enrollment in the e-delivery program will remain in effect as long as your account remains active or you cancel your enrollment.

Q:	How many copies of the proxy materials will you deliver to stockholders sharing the same address?

A:

To reduce the expenses of delivering duplicate proxy materials, we are taking advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested by the stockholders. If you have not enrolled in our electronic delivery program, share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Brad W. Buss, Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by writing to Investor Relations at the address given above.

BOARD STRUCTURE AND COMPENSATION

CORPORATE GOVERNANCE

General

We have long believed that good corporate governance is important to ensure that Cypress is managed for the long-term benefit of its stockholders. During the past year, we have continued to review our corporate governance policies and practices to ensure they comply with the requirements or suggestions of various authorities in corporate governance and the best practices of other public companies. In 2007, we enhanced our Insider Trading Policy and introduced a 10b5-1 Selling Plan. We have also continued to review the rules of the Securities and Exchange Commission (“SEC”) and the listing standards of the New York Stock Exchange (“NYSE”) to ensure that our corporate governance policies and practices are compliant in particular with the new SEC disclosure rules. Our Corporate Governance Guidelines are available at http://media.corporate-ir.net/media_files/nys/cy/governance/ guidelines2.pdf. You may also request a copy in print by writing to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

Our Code of Business Conduct and Ethics is available on our website at http://media.corporate-ir.net/media_files/nys/cy/governance/conduct.pdf. Our Code of Business Conduct and Ethics covers topics such as financial reporting, conflict of interest, insider trading, compliance with laws, rules and regulations, and other Company policies. You may also request a copy in print by writing to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

On May 17, 2007, we submitted our 303A Annual CEO Certification to the NYSE.

Determination of Independence

In order to make a determination of independence of a director as required by our Corporate Governance Guidelines and the rules of the NYSE and the SEC, the Board of Directors (the “Board”) determines whether a director or a director nominee has a material relationship with Cypress (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with Cypress). Each director or director nominee completed a questionnaire, with questions tailored to the rules of the NYSE, as well as the SEC requirements for independence. On the basis of the questionnaires completed and returned by each director, the Board determined that each of Messrs. Albrecht, Benhamou, Carney, Long, McCranie, and van de Ven is independent as determined under our Corporate Governance Guidelines, the rules of the NYSE and the SEC. The Board determined that Mr. T.J. Rodgers, our president and chief executive officer, has a material relationship with Cypress by virtue of his employment and position at Cypress and, therefore, is not independent. Apart from Mr. Rodgers, no other director has a relationship with Cypress other than through his membership on the Board and its committees.

Consideration of Director Nominees

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, including requests to Board members and others for recommendations.

Stockholders may recommend, with timely notice, individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material are provided on a timely basis (see “How and when may I submit proposals for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors for Cypress?”).

The qualifications of recommended director candidates will be reviewed by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in our Corporate Governance Guidelines and SEC and NYSE rules. These criteria include the candidate’s skills, attributes, integrity, experience, commitment, diligence, conflicts of interest and the ability to act in the interest of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes meeting from time to time to evaluate biographical information and background material relating to potential candidates and if appropriate, conducting interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

Assuming that appropriate biographical and background material are provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with the criteria set forth in our Corporate Governance Guidelines. If the Board decides to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name of the nominee will be included in Cypress’s proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

Communications from Stockholders and Other Interested Parties

The Board will give appropriate attention to written communication on valid issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the chairman of our Board of Directors, with the assistance of the corporate secretary and internal legal counsel, will (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as the chairman considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the chairman of our Board of Directors considers to be important for the directors to know.

Stockholders and other interested parties who wish to send communications on any topic to the Board may do so by sending an email to CYBOD@cypress.com or by addressing such communication to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California, 95134.

BOARD STRUCTURE AND COMMITTEES

Eric A. Benhamou serves as Chairman of our Board of Directors. The Board held a total of seven (7) meetings during our 2007 fiscal year, which ended on December 30, 2007. In 2007 the Board also set up special committees to handle specific tasks. The special committees met four (4) times in fiscal year 2007. Every director attended at least 75% of the number of Board meetings that they were required to attend, and at least 75% of the meetings of the committees of the Board on which the director served. Our “non-management” (who are all independent) directors met four (4) times in executive sessions during regularly scheduled board meetings in the 2007 fiscal year. Mr. Benhamou presided over all executive sessions of our directors, as defined under the rules of the NYSE.

Interested parties are able to make their concerns known to the non-management independent directors by electronic mail to CYBOD@cypress.com, or in writing addressed to the Chairman of the Board of Directors, c/o Corporate Secretary, Cypress Semiconductor Corporation, 198 Champion Court, San Jose, California 95134.

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and an Operations Committee. The membership and functions of each committee in 2007 are described in the table below:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Operations Committee
W. Steve Albrecht	Chairman		Member(1)
Eric A. Benhamou	Member	Chairman
Lloyd Carney	Member	Member
James R. Long		Member	Chairman
J. Daniel McCranie	Member			Member
Evert van de Ven			Member	Member
T.J. Rodgers
(1) Mr. Albrecht became a member of the Nominating and Corporate Governance Committee in February 2008.

The Audit Committee

The Audit Committee of our Board of Directors assists the Board in fulfilling its responsibilities with respect to its oversight of:

•	Cypress’s accounting and financial reporting processes and the audit of Cypress’s financial statements;

•	the integrity of Cypress’s financial statements;

•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;

•	Cypress’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of Cypress’s internal audit function.

The Audit Committee operates under a written charter adopted by our Board of Directors, and was established in accordance with Exchange Act Section 3(a)(58)(A). The charter of the Audit Committee is available on our web site at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CY&script=2210&item_id=489. You may also request a copy in print by writing to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

The Board of Directors has determined that all the members of the Audit Committee are independent as independence is defined in NYSE Rule 303A.02.

The Audit Committee consists of Messrs. Albrecht, Benhamou, Carney, and McCranie, and met eight (8) times in fiscal year 2007. The Board of Directors determined that each member of the Audit Committee is financially literate and has accounting and/or related financial management expertise required under the rules of the NYSE.

Our Audit Committee charter limits to three (3) the number of audit committees on which a Cypress Audit Committee member may serve without the review and approval of our Board of Directors. Mr. Albrecht currently serves on the audit committees of four (4) public companies, including Cypress and SunPower Corporation. As of December 30, 2007, Cypress held approximately 56% of SunPower's outstanding capital stock, 51% of SunPower's outstanding capital stock on a fully diluted basis and 90% on a voting right basis. Our Board of Directors has discussed with Mr. Albrecht his audit committee membership and evaluated the existing demands on his time. Based on these discussions, our Board concluded that such simultaneous service does not impair Mr. Albrecht's ability to continue to effectively serve on our Audit Committee. Our Board designated Mr. Albrecht as the “audit committee financial expert” in accordance with the requirements of the SEC and the NYSE.

The responsibilities of our Audit Committee and its activities during fiscal year 2007 are described in the Report of the Audit Committee contained in this proxy statement.

In discharging its duties, the Audit Committee:

•	reviews and approves the scope of the annual audit and the independent public accountants’ fees;

•	assists the Board in the oversight of the Company’s compliance with legal and regulatory requirements;

•	meets independently with our independent registered public accounting firm, internal auditors, and our senior management;

•

oversees and reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor performance, qualifications and independence issues, and the adequacy of the Audit Committee charter;

•	prepares an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement;

•	pre-approves all significant non-audit services provided by the independent registered public accounting firm; and

•	reviews SEC filings, earnings releases and other forms of significant investor communications.

The Compensation Committee

The Compensation Committee consists of Messrs. Benhamou, Carney, and Long. The Board has determined that the members of the Compensation Committee are independent as defined under the rules of the NYSE. The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our directors, officers and senior executives, and the preparation of the annual report on executive compensation for inclusion in our proxy statement.

The Compensation Committee, through delegation by the Board of Directors, has overall responsibility for the following:

•	establishing the specific performance objectives for our chief executive officer and subsequently evaluating his compensation based on achievement of those objectives;

•	approval of performance objectives for our executive officers;

•	formulating, implementing, reviewing, and modifying the compensation of the Company’s directors and executive officers;

•	recommending to the Board for approval the Company’s compensation plans, policies and programs;

•	reviewing and approving the Company’s Compensation Discussion and Analysis (“CD&A”) for inclusion in the proxy statement;

•	reviewing and approving the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees; and

•	reviewing the annual benefit changes made by the Company with respect to its employees.

In discharging its duties, the Compensation Committee has retained the services of various compensation consultants in order to have independent, expert perspectives on matters related to executive compensation, Company and executive performance, equity plans and other issues. The Compensation Committee has the sole authority to determine the scope of services for these consultants and may terminate the consultants’ services at any time. The fees of these consultants are paid by the Company.

No officer of the Company was present during discussions or deliberations regarding that officer’s own compensation. Additionally, the Compensation Committee met in executive session with its independent consultant to discuss various matters and formulate certain final decisions, including those regarding the performance and compensation of the chief executive officer.

The Compensation Committee held seven (7) meetings during our 2007 fiscal year. The Report of the Compensation Committee is contained in this proxy statement. The charter for our Compensation Committee is posted on our web site at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CY&script=2210&item_id=490. You may also request a copy in print by writing to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Long, Albrecht and van de Ven. The Board has determined that the members of the Committee are independent as defined under the rules of the NYSE. The purpose of the Nominating and Corporate Governance Committee is to:

•	identify and evaluate individuals qualified to become board members;

•

recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, including any nomination of qualified individuals properly submitted by stockholders of the Company; and

•	develop, maintain and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board.

The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2007.

The Nominating and Corporate Governance Committee held four (4) meetings during fiscal year 2007. The charter for our Nominating and Corporate Governance Committee is posted on our web site at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CY&script=2210&item_id=491. You may also request a copy in print by writing to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

The Operations Committee

The Operations Committee consists of Messrs. McCranie and van de Ven. The purpose of the Operations Committee is to:

•	review strategic proposals and provide advice and counsel to Cypress regarding business operations; and

•	present to the Board an independent assessment of Cypress’s business operations and practices.

To discharge their responsibilities, members of the Operations Committee attend various quarterly operations reviews and provide advice and counsel to the Company’s management. As part of their committee responsibilities, Mr. van de Ven serves as an advisor to our Manufacturing Advisory Board (“MAB”) and Mr. McCranie serves as an advisor to our Sales & Marketing Board (“S&MB”).

The charter for our Operations Committee is posted on our web site at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CY&script=2210&item_id=6028. You may also request a copy in print by writing to:

Brad W. Buss

Corporate Secretary

Cypress Semiconductor Corporation

198 Champion Court

San Jose, California 95134

COMPENSATION OF DIRECTORS

We pay an annual retainer fee of $45,000 to each non-management member of our Board. We also pay an additional $2,500 to the chairman of our Audit Committee quarterly, and a quarterly payment of $1,250 to other members of the Audit Committee. Each of the chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee is paid an additional $1,875 quarterly. No additional payment is made to other members of the Compensation Committee or the Nominating and Corporate Governance Committee. The members of our Operations Committee are paid $2,500 for each business operations or advisory board meeting they attend. In addition to the compensation described above, we pay the travel and other meeting-related expenses of each of our non-management directors.

In addition to the cash remuneration set forth above, the 1994 Stock Plan, as amended, provides for the automatic grant of non-statutory options to our non-management directors on the date of acceptance or their appointment to the Board, and stock awards to our incumbent directors. Upon their initial appointment to the Board, each non-management director is granted an option to purchase 80,000 shares of common stock. The option awards vest monthly over a period of five (5) years from the date of grant. The exercise price of options granted under the 1994 Stock Plan is the fair market value of our common stock on the date of grant, which is the date on which such individual first becomes a non-employee director.

Commencing in May 2007, incumbent non-management directors who have served since the last annual stockholders meeting and are re-elected at the Company’s next annual meeting automatically receive an additional 10,000 restricted stock units as detailed in our 1994 Stock Plan. Restricted stock units vest at 20% annually on the day immediately prior to the Company’s regularly scheduled annual stockholders meeting. If the re-elected incumbent director was appointed to the Board after the last annual stockholders meeting, then the additional 10,000 restricted stock unit grant is pro-rated based on the number of months from the date of his initial grant to the date of his re-election. No other equity grants are awarded to members of our Board.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of seven (7) directors is to be elected at the 2008 Annual Meeting. The proxies cannot be voted for greater than the number of nominees named. All directors are elected annually and serve a one-year term until the next annual meeting where they or their successors are elected. If you submit a signed proxy card that does not specify how you wish to vote, your shares will be voted for the seven (7) director nominees named below, each of whom is presently serving as one of our directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. We do not expect any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a director or a nominee. As of the time of filing of this proxy statement, there were no director candidates recommended by stockholders or stockholder groups beneficially owning 5% of voting common stock for at least one (1) year.

Nominees for Election to Our Board of Directors

Name of Nominee	Age	Principal Occupation	Director Since
T.J. Rodgers	60	President and Chief Executive Officer of Cypress	1982

W. Steve Albrecht	61	Associate Dean and Andersen Alumni Professor of Accounting, Marriott School of Management, Brigham Young University	2003

Eric A. Benhamou	52	Chairman of our Board, Chairman of the Board of 3Com Corporation	1993

Lloyd Carney	46	Chief Executive Officer, Xsigo Systems	2005

James R. Long	65	Former Executive Vice President of Nortel	2000

J. Daniel McCranie	64	Chairman of the Board of ON Semiconductor and Virage Logic	2005

Evert van de Ven	58	Former Executive Vice President and Chief Technical Officer of Novellus Systems	2005

Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five (5) years. There are no family relationships among our directors and executive officers.

T.J. Rodgers is a co-founder of Cypress and has been the Company’s president and chief executive officer and a member of our Board of Directors since 1982. Mr. Rodgers also serves as a director of Bloom Energy (formerly Ion America), Silicon Light Machines, and SunPower Corporation. Mr. Rodgers is also a member of the board of trustees at Dartmouth College.

W. Steve Albrecht is the Associate Dean and Andersen Alumni Professor of Accounting at the Marriott School of Management at Brigham Young University (“BYU”). Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, joined BYU in 1977 after teaching at Stanford University and the University of Illinois. Prior to BYU, he worked as an accountant for Deloitte & Touche. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He currently serves on the board of directors of Red Hat, SkyWest Airlines, and SunPower Corporation. He is currently a trustee of the Financial Accounting Foundation that provides oversight to Financial Accounting Standards Board (“FASB”) and Governmental Accounting Standards Board (“GASB”).

Eric A. Benhamou is the chairman of our Board of Directors and the chairman of the board of directors of 3Com Corporation. He served as chief executive officer of Palm, Inc. from October 2001 until October 2003 and chairman until October 2007, and was chief executive officer of 3Com from 1990 until the end of 2000. Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was vice president of engineering until its merger with 3Com in 1987. He is also a member of the board of directors of RealNetworks, Inc., Silicon Valley Bank, and Voltaire, Inc. He serves on the executive committee of TechNet and the Computer Science and Technology Board (“CSTB”). He is the chief executive officer of Benhamou Global Ventures, an investment firm he established.

Lloyd Carney is the chief executive officer of Xsigo Systems, a venture funded IO Virtualization Platform. Prior to joining Xsigo, he was the general manager of IBM’s NetCool Division. Prior to his employment at IBM, he was the chairman and chief executive officer of Micromuse, before it was acquired by IBM in 2006. Prior to Micromuse, Mr. Carney was the chief operations officer and executive vice president at Juniper Networks where he oversaw the engineering, product management and manufacturing divisions. Prior to joining Juniper Networks, Mr. Carney was the president of the Core IP Division, the Wireless Internet Division and the Enterprise Data Division at Nortel Networks.

James R. Long has been an independent business consultant since 1999. He retired in 1999 as executive vice president of Nortel Networks Corporation and president of Nortel Enterprise Solutions. Between 1991 and 1999, Mr. Long was the president of various business units at Nortel Networks, including Asia Pacific, Nortel World Trade, and the Enterprise Solutions group. Prior to joining Nortel, Mr. Long held a variety of senior executive positions with IBM Corporation and Rolm Company, an IBM and Siemens joint venture. He currently serves on the board of directors of 3Com Corporation and the Polynesian Cultural Center.

J. Daniel McCranie currently serves as chairman of the board of directors of ON Semiconductor and Virage Logic. He is also a member of the board of directors of Actel Corporation. Mr. McCranie served as Cypress's executive vice president of sales and marketing from 1993-2001. Prior to his initial tenure with Cypress, Mr. McCranie was the chairman of the board, president and chief executive officer of SEEQ Technology, and held positions of increasing responsibility in management, engineering, and sales and marketing at Harris Corporation, Advanced Micro Devices, American Microsystems and Philips Corporation.

Evert van de Ven has more than thirty (30) years of experience in the semiconductor industry, including engineering and advisory positions at Philips Semiconductor, Matsushita Electronics Corporation and Applied Materials. Mr. van de Ven retired as executive vice president and chief technology officer of Novellus Systems in 1995. Mr. van de Ven previously served on the board of directors at Matrix Integrated Systems.

Required Vote

The seven (7) nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors to serve until our next annual meeting, where they or their successors will be elected. Votes withheld from this proposal are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES PROPOSED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008, subject to ratification by our stockholders.

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

If the stockholders fail to ratify the selection of our independent registered public accounting firm, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Cypress and its stockholders.

All fees billed to Cypress and SunPower Corporation by PricewaterhouseCoopers LLP for fiscal years 2007 and 2006 were pre-approved by the Audit Committee and were as follows:

Services	2007	2006
Audit Fees	$4,576,000	$3,700,000
Audit-Related Fees	$528,000	$359,000
Tax Fees	$1,775,000	$1,127,000
Total	$6,879,000	$5,186,000

Breakdown of Fees for 2007

Services	Cypress	SunPower	Total
Audit Fees	$2,597,000	$1,979,000	$4,576,000
Audit-Related Fees	$234,000	$294,000	$528,000
Tax Fees	$1,592,000	$183,000	$1,775,000

Breakdown of Fees for 2006

Services	Cypress	SunPower	Total
Audit Fees	$2,482,000	$1,218,000	$3,700,000
Audit-Related Fees	$182,000	$177,000	$359,000
Tax Fees	$1,026,000	$101,000	$1,127,000

Audit Fees: Includes fees associated with the annual audit of financial statements and internal control over financial reporting in compliance with regulatory requirements under the Sarbanes-Oxley Act, review of our quarterly reports on Form 10-Q, annual report on Form 10-K and periodic reports on Form 8-K, consents issued in connection with our Form S-8 filings, assistance and review with other documents we filed with the SEC, and statutory audits required internationally. In addition, audit fees for 2006 included services rendered in connection with SunPower Corporation’s secondary public offering in June 2006.

Audit-Related Fees: Audit-related services principally include employee benefit plan audits, internal control consulting, and accounting consultations not associated with the audit.

Tax Fees: Includes fees for tax compliance (tax return preparation assistance and expatriate tax services), general tax planning, tax-related services on acquisition, and international tax consulting.

All Other Fees: Cypress was not billed any other fees by PricewaterhouseCoopers LLP.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the Company’s independent registered public accounting firm. With the exception of certain de-minimus amounts, unless the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform such services for Cypress.

Required Vote

The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2008.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSE-COOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of Cypress’s Board of Directors serves as the representative of the Board of Directors with respect to its oversight of:

•	Cypress’s accounting and financial reporting processes and the audit of Cypress’s financial statements;

•	the integrity of Cypress’s financial statements;

•	Cypress’s internal controls and the audit of management’s assessment of the effectiveness of internal control over financial reporting;

•	Cypress’s compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s appointment, qualifications and independence; and

•	the performance of Cypress’s internal audit function.

The Audit Committee also reviews the performance of Cypress’s independent registered public accounting firm, PricewaterhouseCoopers LLP, in the annual audit of financial statements and internal control over financial reporting and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.

The Audit Committee provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board. The Audit Committee reviews the Company’s financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm and our internal auditors to discuss our internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended December 30, 2007, with management including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee reviewed the results of management’s assessment of the effectiveness of Cypress’s internal control over financial reporting as of December 30, 2007. The Audit Committee reports on these meetings to our Board of Directors.

The charter of the Audit Committee is available at our website at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CY&script=2210&item_id=489

Cypress’s management has primary responsibility for preparing Cypress’s financial statements and for its financial reporting process. In addition, management is responsible for establishing and maintaining adequate internal control over financial reporting. Cypress’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of Cypress’s financial statements to generally accepted accounting principles and on the effectiveness of Cypress’s internal control over financial reporting.

The Audit Committee hereby reports as follows:

(1) The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2007 with Cypress’s management.

(2) The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent registered public accounting firm for Cypress, the matters required to be discussed by the Statement on Audit Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

(3) The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP for Cypress required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the review and discussion referred to in items (1) through (3) above, the Audit Committee recommended to Cypress’s Board of Directors and the Board approved, that the Company’s audited financial statements be included in Cypress’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007, for filing with the SEC. The Audit Committee also recommended the reappointment of PricewaterhouseCoopers LLP as Cypress’s independent registered public accounting firm for fiscal year 2008.

Each member of the Audit Committee is independent as defined under the listing standards of the NYSE.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Steve Albrecht, Chairman
Eric A. Benhamou
Lloyd Carney
J. Daniel McCranie

PROPOSAL THREE

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF CYPRESS SEMICONDUCTOR

CORPORATION’S 1994 STOCK PLAN

Background

Our 1994 Stock Plan (the “Plan”) allows us to grant stock options and restricted stock (including restricted stock units) to employees, officers and directors. As of March 1, 2008, the Plan had approximately 4.5 million shares available for grant.

Summary of the Proposal

General. Our Board of Directors approved the amendment and restatement of the Plan (as amended and restated, the “Amended Plan”) on March 24, 2008, subject to approval by the stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal. The Amended Plan includes the following features:

•	increases the permissible metrics our Compensation Committee may use in structuring equity compensation to qualify as “performance-based compensation” under Internal Revenue Code Section 162(m); and

•

provides our Board of Directors with the discretionary authority to appropriately adjust outstanding equity awards or take other appropriate actions in the event of a spin-off, split-off or similar transaction.

We are also seeking approval of the material terms of the Amended Plan for purposes of complying with Internal Revenue Code Section 162(m).

Critical Element of our Compensation Policy. We believe that our employees are our most valuable asset. The approval of the Amended Plan and the resulting ability to continue with our broad-based equity compensation program:

•	is crucial to our ability to motivate employees;

•	assists us to remain competitive by recruiting key talent and retaining our highly skilled work force;

•	encourages and rewards employee performance; and

•	helps align employee interests with those of our stockholders.

Performance Goals: Currently, at the Committee’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return.

In order to provide our Compensation Committee with greater flexibility in designing equity awards that qualify as deductible performance-based compensation under Code Section 162(m), this proposal seeks stockholder approval of a plan amendment such that the following performance goals may apply: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes, interest, depreciation and amortization (EBITDA) and earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, the Philadelphia Semiconductor Sector Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer satisfaction, quality and delivery indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

The performance measures listed above may apply to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, product line, affiliate or business segment, and may be measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, in each case as specified by the Compensation Committee. Financial performance measures may be determined in accordance with United States Generally Accepted Accounting Principles

(“GAAP”) and/or in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or may be adjusted by our Compensation Committee when established to exclude any items otherwise includable under GAAP or under IASB Principles. The Committee may choose other performance goals for awards that are not intended to qualify as performance-based compensation under Code Section 162(m).

Provide Board with Authority to Adjust Equity Awards in a Spin-Off, Split-Off, or Similar Transaction. From time to time we have considered and may consider a spin-off, split-off or similar transaction involving the equity securities of SunPower Corporation or another subsidiary or former subsidiary. In the event of such a transaction, outstanding Plan awards may decrease in value, perhaps substantially. Accordingly, we are asking our stockholders to approve a Plan amendment providing the Board with the discretionary authority to appropriately and proportionately adjust the number and/or type of shares covered by each outstanding award, the price per share of common stock covered by each outstanding award, the number of shares of common stock authorized for issuance under the Plan, or to take such other appropriate actions to account for any increase or decrease in the value of an outstanding award resulting from such transaction.

Shares Reserved Under the Amended Plan

As of March 1, 2008, 4.5 million shares of common stock were available for issuance under the current 1994 Stock Plan. Options to purchase approximately 15.3 million shares of common stock were outstanding under the current 1994 Stock Plan, with a weighted exercise price of $15.70 per share. We have issued 6.0 million shares subject to restricted stock units under the 1994 Stock Plan. Shares under the Amended Plan may be authorized but unissued, or reacquired shares.

Required Vote

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT OR REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE ADOPTION OF THE AMENDED PLAN AND APPROVE ITS MATERIAL TERMS. THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE APPROVAL OF THE ADOPTION OF THE AMENDED PLAN AND APPROVAL OF ITS MATERIAL TERMS.

SUMMARY OF THE AMENDED PLAN

The following is a summary of the principal features of the Amended Plan and its operation. However, the summary is qualified in its entirety by reference to the Amended Plan, as set forth in Appendix A.

Background and Purpose of the Amended Plan

The Amended Plan is intended to (i) attract, (ii) retain, and (iii) increase incentives through share ownership on the part of eligible employees, consultants, and non-employee directors who provide significant services to us. We believe that over the years, our stock plans have made a significant contribution to the success of our business by increasing our ability to attract and retain highly competent individuals on whose judgment, initiative, leadership and continued efforts our growth and profitability depend.

Types of Awards Granted Under the Amended Plan

The Amended Plan permits the grant of the following types of discretionary incentive awards:

(1)	incentive stock options,

(2)	nonstatutory stock options,

(3)	restricted stock (including restricted stock units), and

(4)	stock appreciation rights.

The Amended Plan also provides for the grant of automatic, nondiscretionary stock options and restricted stock units to our non-employee directors. Collectively, the discretionary awards, automatic options and restricted stock units are referred to as “Awards.”

Administration of the Amended Plan

A committee of at least two non-employee members of our Board (the “Committee”) administers the Amended Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we can receive a federal tax deduction for certain compensation paid under the Amended Plan).

Subject to the terms of the Amended Plan, the Committee has the sole discretion to select the employees, consultants, and non-employee directors who will receive discretionary Awards, determine the terms and conditions of such discretionary Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Amended Plan and outstanding Awards. The Committee also has the authority to amend outstanding Awards, including the authority to accelerate vesting or to extend an option’s post-termination exercise period (but not beyond the original option term). The Committee may delegate any part of its authority and powers under the Amended Plan to one or more of our directors and/or officers.

No Repricing

The Committee may not permit the repricing, including by way of exchange, of any option or restricted stock Award, without receiving prior stockholder approval.

Awards that Expire or are Forfeited

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Amended Plan.

Eligibility to Receive Awards

The Committee selects the employees, consultants, and non-employee directors who will be granted discretionary Awards; provided that only employees may receive incentive stock options. The actual number of individuals who will receive discretionary Awards cannot be determined in advance because the Committee has the discretion to select the participants.

Our non-employee directors are eligible to receive automatic option grants upon joining our Board, and automatic restricted stock unit (“RSU”) grants for each year they serve on the Board.

As of March 1, 2008, 4,366 employees and other service providers, including nine (9) executive officers and six (6) non-employee directors, were eligible to participate in the Plan.

Stock Options

A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Under the Amended Plan, the Committee may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not Cypress, to more favorable tax treatment).

Share Limits. The Committee will determine the number of shares covered by each option, but during any fiscal year of Cypress, no participant may be granted options covering more than 1,000,000 shares.

Exercise Price. The exercise price of the shares subject to each option is set by the Committee, but cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the option.

Incentive Stock Options. The exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cypress or any parent or subsidiary. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000. Any shares in excess of this limit will be treated as a nonstatutory stock option. If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

Term and Vesting. An option granted under the Amended Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant. Options granted to new hires typically cliff vest as to 20% of the covered shares after one (1) year of service and vest monthly thereafter so as to be 100% vested after completing five (5) years of service. Options granted to existing employees typically vest monthly over five (5) years. Options granted under the Amended Plan expire at the times established by the Committee, but not later than eight (8) years after the grant date (such term is limited to five (5) years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cypress or any parent or subsidiary).

Exercise of the Option. An option granted under the Amended Plan is exercised by giving written or electronic notice to Cypress, specifying the number of shares to be purchased and tendering full payment of the exercise price to Cypress. The Committee may permit payment through the tender of shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Amended Plan. The participant must pay any taxes that Cypress is required to withhold at the time of exercise.

Termination of Participant. In the event an optionee’s continuous status as an employee, director, or consultant terminates for any reason other than upon the optionee’s death or disability, all of the options held by the optionee under the Amended Plan will be exercisable (to the extent the option was exercisable on the date of termination) within such period of time as is specified in the applicable option agreement. In the absence of a specified period of time in the option agreement, the vested portion of the option will remain exercisable for a period of thirty (30) days following the date of such termination. In the event an optionee’s continuous status as an employee, director, or consultant terminates as a result of the optionee’s disability, all of the options held by the optionee under the Amended Plan will be exercisable (to the extent the option was exercisable on the date of termination) for a period of six (6) months following the date of such disability or such longer period of time not exceeding twelve (12) months, as specified in the applicable option agreement. In the event an optionee’s continuous status as an employee, director, or consultant terminates as a result of the optionee’s death, all of the options held by the optionee under the Amended Plan will be exercisable (to the extent the option would have become exercisable had the optionee continued living and remained in continuous status as an employee, director, or consultant) for an additional twelve (12) months. In addition, if the optionee dies within thirty (30) days after his or her termination of continuous status as an employee, director, or consultant, the option may be exercised within six (6) months following the date of such death (to the extent the option was exercisable on the date of termination). However, in no event may the period of exercisability extend beyond the expiration date of the option.

Restricted Stock/Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee. The Committee will determine the terms and conditions of restricted stock granted under the Amended Plan, including the number of shares of restricted stock granted to any employee, consultant, or non-employee director and whether the award will be in the form of restricted stock or restricted stock units; provided that during any fiscal year of Cypress, no participant may be granted more than 800,000 shares of restricted stock or restricted stock units.

In determining whether an award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an Award of restricted stock only if the participant satisfies performance goals established by the Committee.

Automatic Grants to Non-Employee Directors

Under the Amended Plan, our non-employee directors receive automatic option grants upon first joining our Board and annual RSU grants thereafter. No person has any discretion to select which non-employee directors will be granted automatic grants or to determine the number of shares to be covered by the automatic grants.

Administration Award Grants. Automatic award grants are not subject to any discretionary administration and are made pursuant to a non-discretionary formula as follows:

•

each non-employee director is automatically granted a nonstatutory stock option to purchase 80,000 shares (the “Initial Option”) upon the date such individual first becomes a non-employee director, whether through election by the stockholders of Cypress or by appointment by the Board in order to fill a vacancy; and

•

each outside director who was an outside director on the date of the prior year’s annual stockholder meeting shall be automatically granted an RSU covering 10,000 units/shares, and each outside director who was not an outside director on the date of the prior year’s annual stockholder meeting shall receive an RSU covering the number of units/shares determined by multiplying 10,000 shares by a fraction, the numerator of which is the number of days since the outside director received his or her Initial Option, and the denominator of which is 365, rounded down to the nearest whole unit/share.

Terms and Conditions of the Options. Each automatic option is evidenced by a director option agreement between Cypress and the non-employee director, and is subject to the following terms and conditions:

•	Term of Options. Each automatic Initial Option has a maximum term of eight (8) years from the date of grant. No option may be exercised after the expiration of its term.

•	Exercise Price. The exercise price of each automatic Initial Option is equal to 100% of the fair market value (on the date of grant) of the shares covered by the option.

•

Vesting/Exercise of the Option. An automatic Initial Option is exercised by giving written notice of exercise to Cypress, specifying the number of shares to be purchased and tendering payment of the purchase price to Cypress in the form described below. Initial Options become exercisable as to 1/60th of the shares subject to the option each month, so as to become 100% vested on the five-year anniversary of the grant date, subject to the optionee maintaining his or her continuous status as a director on each vesting date.

Payment of the Exercise Price. Payment for shares issued upon exercise of an Initial Option may, depending on the terms of the option agreement, consist of cash, check, certain other shares, cashless exercise, or any combination of these methods of payment.

Termination of Directorship. In the event an optionee’s status as a director terminates for any reason, all of the options held by the optionee under the Amended Plan will generally be exercisable (to the extent the option was exercisable on the date of termination, or in the case of death, to the extent the option would have become exercisable had the optionee continued living and remained in continuous status as a director for another twelve (12) months) for a period of one (1) year following the date of such termination. In addition, if the optionee dies within thirty (30) days after his or her termination of continuous status as a director, the option may be exercised within one (1) year following the date of such death (to the extent the option was exercisable on the date of termination). However, in no event may the period of exercisability extend beyond the expiration date of the options.

Terms and Conditions of RSUs. Each automatic RSU is evidenced by an RSU agreement between Cypress and the non-employee director, and vests as to 20% each year on the date immediately prior to the Company’s regularly scheduled annual stockholders meeting, so as to be 100% vested on the day prior to the annual stockholders meeting held approximately five (5) years following the grant date, subject to the director maintaining his or her continuous status as a director on each vesting date.

Transfers or Leave of Absence

Unless otherwise determined by the Committee, and subject to applicable laws, the vesting of awards granted under the Amended Plan ceases during any unpaid leave of absence. Moreover, unless otherwise determined by the Committee, any employee who transfers his or her employment to a subsidiary and receives an equity incentive covering such subsidiary’s equity securities in connection with such transfer, ceases vesting in his or her awards granted under the Amended Plan, until such time (if at all) the employee transfers from the employment of the subsidiary or another subsidiary back to the employment of Cypress.

Changes in Capitalization

If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities), appropriate adjustments will be made, subject to any required action by our stockholders, to the number of shares available for issuance under the Amended Plan, the number of shares issuable as restricted stock or restricted stock unit awards under the Amended Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Spin-Off, Split-Off or Similar Transactions

If we undertake a spin-off, split-off or similar transaction involving the equity securities of our subsidiaries, the Board in its discretion may make appropriate adjustments, subject to any required action by our stockholders, to the number of shares available for issuance under the Amended Plan, the number and/or type of shares issuable as restricted stock or restricted stock unit awards under the Amended Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award or take such other actions as appropriate to reflect the increase or decrease in value of outstanding Awards as a result of such transaction.

Merger or Asset Sale

In the event of our merger with or into another corporation or the sale of substantially all of our assets, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding Award. With respect to discretionary Awards, the Committee may, in its sole discretion, fully accelerate such Awards in lieu of assumption or substitution. In such event, the Committee will notify all optionees that their options under the Amended Plan will be fully exercisable for a period of thirty (30) days from the date of such notice and the option will terminate upon the expiration of such period.

With respect to automatic option and RSU grants, in the event the successor corporation does not agree to assume or substitute for such options or RSUs, each outstanding automatic option and RSU will become fully vested and exercisable, including as to shares that would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

Awards to be Granted to Certain Individuals and Groups

The number of discretionary Awards that an employee or consultant may receive under the Amended Plan is at the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to automatic restricted stock unit grants under the Plan during the last fiscal year, and (b) the average per share exercise price of such automatic RSU grants.

Name of Group	Number of Automatic Restricted Stock Units Granted	Number of Automatic Stock Option Grants	Average Per Share Exercise Price
All executive officers, as a group(1)	0	0	$0
All directors who are not executive officers, as a group	60,000	0	$0
All employees who are non-executive officers, as a group	0	0	$0

(1)	None of our executive officers received automatic grants in 2007. All of our executive officers received performance-based restricted stock units in 2007.

Limited Transferability of Awards

Awards granted under the Amended Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution. During the participant’s lifetime, only the participant may exercise the Award. If the Committee makes an Award under the Amended Plan transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Cypress of awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar to nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two (2) years after the grant date and more than one (1) year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock/Restricted Stock Units. A participant will not have taxable income upon grant unless he or she elects to be taxed at that time (except no such election is available for restricted stock units). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares received minus any amount paid for the shares.

Tax Effect for Cypress. Cypress generally will be entitled to a tax deduction in connection with an Award under the Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to certain of our executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Cypress can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Amended Plan, setting limits on the number of Awards that any individual may receive, and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid. The Amended Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Cypress to continue to receive a federal income tax deduction in connection with such awards.

Amendment and Termination of the Amended Plan

The Board generally may amend, alter, suspend, or terminate the Amended Plan at any time, except that certain amendments may require stockholder approval or the consent of participants in the Amended Plan. Adding shares to the Amended Plan requires stockholder approval, except in the case of adjustments due to a stock split or similar change in capitalization effected without the receipt of consideration by us. Currently, the Plan is scheduled to expire on March 25, 2017.

Summary

We believe strongly that the approval of the Amended Plan is essential to our continued success. Awards such as those provided under the Amended Plan constitute an important incentive for our key employees and other service providers and help us to attract, retain and motivate people whose skills and performance are critical to our success. Our employees are our most valuable asset. We strongly believe that the Amended Plan is essential for us to compete for talent in the difficult labor markets in which we operate.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information:

The following table summarizes certain information with respect to Cypress's common stock that may be issued under the existing equity compensation plans as of December 30, 2007:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)		Weighted-Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	22,398,000	(1)	$15.69	(2)	5,857,000	(3)
Equity Compensation Plans Not Approved by Security Holders	3,952,000		$21.35		2,448,000	(4)
Total	26,350,000	(5)	$16.80		8,305,000

(1)	Includes 6.8 million shares of restricted stock units granted.

(2)	Excludes the impact of 6.8 million shares of restricted stock units which have no exercise price.

(3)	Includes (a) 4.7 million shares available for future issuance under Cypress’s 1994 Amended Plan, and (b) 1.2 million shares available for future issuance under Cypress’s Employee Stock Purchase Plan.

(4)	Includes shares available for future issuance under Cypress’s 1999 Plan.

(5)

Total number does not include approximately 0.1 million outstanding options, with a weighted-average exercise price of $6.37 per share, originally granted under plans assumed by Cypress in connection with various acquisitions. Cypress does not intend to grant any additional options under these plans.

PROPOSAL FOUR

APPROVAL OF CYPRESS’S PERFORMANCE BONUS PLAN

On March 24, 2008, our Board of Directors unanimously approved the Performance Bonus Plan (the “Bonus Plan”) and directed that the Bonus Plan be submitted to stockholders at the Annual Meeting. If approved by our stockholders, the plan will be effective for the Company’s current fiscal year. If the Bonus Plan is not approved by stockholders, targets under the Bonus Plan previously set by the Compensation Committee will be null and void and no payments relating to those targets will be made. This summary is qualified in its entirety by reference to the Bonus Plan itself set forth in Appendix B.

Description of the Performance Bonus Plan

Purpose. The purpose of the Bonus Plan is to motivate the participants to achieve our corporate and business unit performance objectives and to reward them when those objectives are satisfied. The Bonus Plan is also designed to pay incentive compensation that is performance-based and therefore fully tax-deductible on Cypress’s federal income tax return. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), Cypress may not receive a federal income tax deduction for compensation paid to Cypress’s chief executive officer or any of the next four most highly compensated executive officers to the extent that any of these persons receives more than $1 million in cash compensation in any one (1) year, unless the compensation is “performance-based” under Section 162(m). If the compensation qualifies as “performance-based,” Cypress will receive a federal income tax deduction for the compensation even if such compensation is more than $1 million during a single year.

Eligibility. Participants in the Bonus Plan are executive officers and key employees who are recommended by the Company’s senior management and approved solely at the discretion of the Compensation Committee. Our chief executive officer, all of our executive vice presidents and all of our senior vice presidents are eligible to be considered for participation in the Bonus Plan. Our executive officers are eligible to receive awards under the Bonus Plan, therefore, our executive officers have an interest in this proposal. No person is automatically entitled to participate in the Bonus Plan in any Bonus Plan year. It is anticipated that only our chief executive officer would participate in this Bonus Plan in fiscal year 2008. We may also pay discretionary bonuses, or other types of compensation, outside of the Bonus Plan.

Administration. The Bonus Plan is administered by the Compensation Committee, consisting of no fewer than two (2) members of the Board.

Determination of Awards. Under the Bonus Plan, participants are eligible to receive cash payments based upon the attainment and certification of certain objective performance criteria established by the Compensation Committee. The performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, product line, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, in each case as specified by the Compensation Committee and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or IASB Principles. Eligible performance measures include (i) cash flow (including operating cash flow or free cash flow, or any other approved measurement of cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before taxes and net earnings), (vi) earnings per basic or fully diluted share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, the Philadelphia Semiconductor Sector Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer satisfaction, quality and delivery indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

The performance criteria may differ for each participant.

Our Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Bonus Plan.

2008 Awards. For fiscal year 2008, the sole Bonus Plan participant is expected to be our chief executive officer and president, T. J. Rodgers, who will receive an award based on the Company achieving a specified level of consolidated non-GAAP fully diluted earnings per share for fiscal year 2008. Net income used in the non-GAAP earnings per share calculation will exclude stock-based compensation expense, amortization of intangibles and other acquisition-related charges, restructuring charges, and certain other nonrecurring charges, and credits that are not considered by management as part of the core operation. The details of the specific earnings per share target have not been included in this proxy statement in order to maintain the confidentiality of our earnings per share expectations, which we believe are confidential commercial or business information, the disclosure of which would adversely affect the Company.

Because Mr. Rodgers has been designated a participant in the Bonus Plan, he has been removed as a participant from our Key Employee Bonus Plan for 2008, as well as any future years in which he is a participant in the Bonus Plan. For fiscal year 2008, the target that Mr. Rodgers could earn under the Bonus Plan is $1,050,000 and the maximum award would be $2,100,000.

Payment of Awards. All awards will be paid in cash as soon as is practicable following determination of the award, unless the amount is deferred under one of the Company’s non-qualified deferred compensation plans, in which case awards will be paid pursuant to the timing requirements of that plan and applicable law. The Compensation Committee may also defer the payment of awards in its discretion, as necessary or desirable to preserve the deductibility of such awards under Code Section 162(m).

Maximum Award. The amounts that will be paid pursuant to the Bonus Plan are not currently determinable. The maximum bonus payment that any participant may receive under the Bonus Plan in any of our fiscal years is $3,000,000.

Amendment and Termination. The Compensation Committee may amend, suspend or terminate the Bonus Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Bonus Plan or in any award granted thereunder. The Compensation Committee may amend or modify the Bonus Plan in any respect, or terminate the Bonus Plan, without the consent of any affected participant. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award.

Indemnification. Our Board of Directors and Compensation Committee are generally indemnified by the Company for any liability arising from claims relating to the Bonus Plan.

Federal Income Tax Consequences. Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Bonus Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Bonus Plan Benefits

Future benefits under the Bonus Plan are not determinable because awards under the Bonus Plan are determined based on actual future performance.

Required Vote

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL FOUR, THE APPROVAL OF OUR PERFORMANCE BONUS PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date (except as described below) by:

•	each of our directors;

•	our chief executive officer and each of the four other most highly compensated individuals who served as our executive officers at fiscal year-end (the “Named Executive Officers”);

•	all individuals who served as directors or executive officers at fiscal year-end as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our common stock.

Directors, Officers and 5% Stockholders	Shares Beneficially Owned
	Number	Percent(1)
Directors
T.J. Rodgers(2)	3,394,428	2.3%
W. Steve Albrecht(3)	67,609	*
Eric A. Benhamou(4)	89,890	*
Lloyd Carney(5)	21,767	*
James R. Long(6)	87,808	*
J. Daniel McCranie(7)	24,624	*
Evert van de Ven(8)	84,381	*
Named Executive Officers
Brad W. Buss(9)	158,866	*
Ahmad R. Chatila(10)	70,424	*
Paul D. Keswick(11)	295,943	*
Christopher A. Seams(12)	514,511	*
All directors and executive officers at fiscal year-end as a group (15)(13)	3,984,045	2.5%
5% Stockholders
FMR LLC (14) 82 Devonshire Street Boston, Massachusetts 02109	24,742,150	15.5%
Janus Capital Management LLC(15) 151 Detroit Street Denver, Colorado 80206	9,739,959	6.1%

*	Less than 1%

(1)

The total number of shares outstanding as of the Record Date was 150,545,865. The percentage of ownership for each of our named executive officer and director is based on the number of shares outstanding as of the Record Date; the percentage for all directors and executive officers (as a group) is based on the number of shares outstanding as of 2007 fiscal year end; and the percentage of the 5% ownership is based on the applicable form 13G filed with the SEC.

(2)	Includes 610,649 shares of common stock held directly by Mr. Rodgers and options to purchase 2,783,779 shares of common stock, which are exercisable within 60 days of the Record Date.

(3)

Represents 10,900 shares of common stock held directly by Mr. Albrecht, beneficial ownership of 2,000 restricted stock units that will vest, and options to purchase 54,709 shares of common stock, which are exercisable within 60 days of the Record Date.

(4)

Represents beneficial ownership of 2,000 restricted stock units that will vest, and options to purchase 87,890 shares of common stock by Mr. Benhamou, which are exercisable within 60 days of the Record Date.

(5)

Represents 5,000 shares of common stock held directly by Mr. Carney, beneficial ownership of 2,000 restricted stock units that will vest, and options to purchase 14,767 shares of common stock by Mr. Carney, which are exercisable within 60 days of the Record Date.

(6)

Represents 24,300 shares of common stock held directly by Mr. Long, beneficial ownership of 2,000 restricted stock units that will vest, and options to purchase 61,508 shares of common stock, which are exercisable within 60 days of the Record Date.

(7)

Represents 1,239 shares of common stock held directly by Mr. McCranie, beneficial ownership of 2,000 restricted stock units that will vest, and options to purchase 21,385 shares of common stock, which are exercisable within 60 days of the Record Date.

(8)

Represents 5,000 shares of common stock held directly and 1,000 shares of common stock held indirectly by Mr. van de Ven. Also includes beneficial ownership of 2,000 restricted stock units that will vest and options to purchase 76,381 shares of common stock, which are exercisable within 60 days of the Record Date.

(9)	Represents 63,733 shares of common stock held directly by Mr. Buss, and options to purchase 95,133 shares of common stock, which are exercisable within 60 days of the Record Date.

(10)	Includes 51,704 shares of common stock held directly by Mr. Chatila. Also includes options to purchase 18,720 shares of common stock, which are exercisable within 60 days of the Record Date.

(11)	Represents 51,943 shares of common stock directly held by Mr. Keswick, and options to purchase 244,000 shares of common stock, which are exercisable within 60 days of the Record Date.

(12)	Includes 50,895 shares of common stock held directly by Mr. Seams. Also includes options to purchase 463,616 shares of common stock, which are exercisable within 60 days of the Record Date.

(13)

Includes 471,004 shares of common stock held directly or indirectly by our directors, executive officers, and their family members. Also includes options to purchase 3,513,041 shares of common stock exercisable as of December 30, 2007, by our directors, executive officers, and their family members.

(14)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A filed on February 14, 2008, with the SEC by FMR LLC. FMR LLC has sole voting power with respect to 188,350 shares and sole dispositive power with respect to 24,742,150 shares or common stock.

(15)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G filed on February 14, 2008, with the SEC by Janus Capital Management LLC. Janus Capital Management LLC has shared voting and dispositive power with respect to 662,411 shares, sole voting and dispositive power with respect to 9,077,548 shares.

The following table sets forth certain information regarding beneficial ownership of shares of the common stock of our significant active subsidiaries as of the Record Date by:

•	each of our directors;

•	each of our Named Executive Officers that held such shares of common stock or rights to acquire such common stock; and

•	each of our directors and Named Executive Officers as a group.

SUNPOWER CORPORATION

Directors/Officers	Shares Beneficially Owned
	Options	Number Class A Common Stock	Percent(1)
T.J. Rodgers(2)	0	17,500	*
W. Steve Albrecht(3)	7,002	4,000	*
All directors and Named Executive Officers as a group	7,002	21,500	*

*	Less than 1%

(1)

The total number of shares of capital stock of SunPower Corporation outstanding as of December 30, 2007, was 84,710,244, of which Cypress owns 44,533,287 shares or 100% of the class B common stock, and no shares of class A common stock.

(2)

Represents 15,000 shares of class A common stock held directly by Mr. Rodgers. Also represents 2,500 restricted stock that would vest as of 60 days from our Record Date. In 2007, Mr. Rodgers was awarded 10,000 restricted shares of class A common stock of SunPower Corporation for his services as a director and active operational role as chairman of SunPower Corporation, a majority-owned subsidiary of Cypress. Mr. Rodgers did not receive any other remuneration for his services on the Board of Directors of SunPower Corporation.

(3)

Represents 3,500 shares of class A common stock directly held by Mr. Albrecht. Also represents options held by Mr. Albrecht to purchase 7,002 shares of Class A common stock of SunPower Corporation, and represents beneficial ownership of 500 restricted shares of class A common stock of SunPower that will vest within 60 days from our Record Date. For his board-related services, in 2007, Mr. Albrecht was granted options to purchase 6,000 shares of class A common stock and 2,000 restricted shares of SunPower’s class A common stock.

We do not know of any arrangements that may result in a change-in-control of the Company and no change-in-control has occurred since the beginning of the last fiscal year.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our policies and decisions concerning the compensation of Cypress’s executive officers. This information describes the manner and context in which compensation is awarded to and earned by our executive officers and provides perspective on the tables and narrative that follow. In this Compensation Discussion and Analysis section, the terms “we,” “our,” and “us” refer to management, the Company and sometimes, as applicable, the Compensation Committee (“Committee”) of the Company’s Board of Directors (the “Board”).

Q:	Who is responsible for determining the Company’s compensation policies and practices?

A:	The Compensation Committee is responsible for the following:

•	establishing the specific performance objectives for our chief executive officer and subsequently evaluating his compensation based on achievement of those objectives;

•	approval of performance objectives for our executive officers;

•	formulating, implementing, reviewing, and modifying the compensation of the Company’s directors and executive officers;

•	recommending to the Board for approval the Company’s compensation plans, policies and programs;

•	reviewing and approving the Company’s Compensation Discussion and Analysis (“CD&A”) for inclusion in the proxy statement;

•	reviewing and approving the annual merit and stock budgets for focal salary increases and equity grant awards for all eligible employees; and

•	reviewing the annual benefit changes made by the Company with respect to its employees.

Q:	How does the Compensation Committee operate?

A:

The Compensation Committee, which is composed entirely of independent directors, is responsible for setting the compensation of our executive officers, including our chief executive officer, and overseeing our compensation policies and practices. It is also responsible for overseeing the administration of our compensation plans. Its charter is available on our web site at http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CY&script=2210&item_id=490. None of our employees serve on this Committee. The current members of the Committee are Mr. Eric Benhamou (Chairman), Mr. Lloyd Carney, and Mr. James Long. The Compensation Committee has regularly scheduled meetings and also special meetings, as necessary for the discharge of its responsibilities to the Company.

The Committee is authorized by its charter to retain the services of independent consultants in the discharge of its responsibilities. It may also form and delegate authority to subcommittees of the Committee or our Company’s management. In previous years, the Compensation Committee has engaged Pearl Meyer, an employee benefits and compensation consulting firm, to assist it in evaluating executive compensation and benefits, to update the Committee on market trends and to make recommendations for establishing the market values of top positions in our Company. Upon request by the Committee, a consultant attends Compensation Committee meetings and provides information, research and analysis pertaining to executive compensation and benefits. Recently, our primary consultant at Pearl Meyer joined Mercer, Inc. The Compensation Committee believed this individual was valuable to the Committee and the Company due to his experience, skills and familiarity with Cypress’s compensation program, objectives and processes. Therefore, in 2007, the Committee approved the retention of Mercer, Inc.

Q:	What is the role of the consultants retained by the Compensation Committee?

A:

Mercer, Inc. assists the Committee in determining the appropriate executive compensation for management by comparing the current salary, bonus, and equity awards of our named executive officers, including our chief executive officer, to comparable positions at peer group companies. Mercer, Inc. also evaluates our named executive officers’ total compensation package in light of the Company’s overall compensation strategy, considering each named executive officer’s responsibilities and performance.

Q:	What is the role of our executive officers in determining executive compensation?

A:

Other than our chief executive officer, who participates in setting the compensation of the other executive officers through his recommendations to the Compensation Committee, our executive officers do not directly participate in the determination of their compensation. The Committee evaluates and approves the compensation of our named executive officers based on each individual’s job performance, historical equity awards and the scope of responsibilities for each executive’s position. Our executives do participate in defining their quarterly and annual goals, the achievement of which impacts their variable cash compensation under our cash incentive plans.

Our chief executive officer does not participate in setting his own compensation. Mr. Rodgers’ salary, bonus and equity grants are determined by the Compensation Committee after considering the peer group analysis undertaken by Mercer, Inc., Mr. Rodgers’ job performance, the performance of the Company, and the responsibilities of his position.

Q:	What are the objectives of the Company’s executive officer compensation programs and what are they designed to reward?

A:	The compensation programs for our named executive officers are designed with the following objectives:

•	to provide competitive compensation opportunities that will attract and retain talented executives;

•	to motivate our executives to achieve outstanding operational, strategic, business and financial results for the Company;

•	to create a direct and meaningful link between the Company’s success, individual performance and rewards;

•	to reward executives for meeting and exceeding short-term and long-term goals; and

•	to instill in each individual a sense of ownership of the Company.

Base salary is a critical element of executive compensation because it provides our named executive officers with a guaranteed level of monthly income and is set with the goal of attracting and retaining quality executives. Our cash bonus programs are designed to create a direct and meaningful link between individual performance and rewards. For example, our primary cash bonus plans, the Performance Profit Sharing Plan (“PPSP”) and the Key Employee Bonus Plan (“KEBP”), provide variable compensation based on each named executive officer’s individual performance as well as objective measures of Cypress’s profitability. Payments under the PPSP and KEBP are designed to motivate our named executive officers to achieve targeted operational and financial results for the Company, such that our named executive officers are rewarded when our Company performs well. Our Performance Bonus Plan, if approved by our stockholders, will permit the payment of cash bonuses to specified executive officers upon attaining specific objective performance goals. Our equity compensation is designed to reward our named executive officers for meeting and exceeding short-term and long-term goals for the Company. During our annual focal review process, we use a ranking system to create a direct and meaningful link between individual performance and rewards. Therefore, the higher the named executive officer is ranked, the greater percentage increase in both equity and cash compensation the executive will receive.

Q:	What are the factors considered by the Company in determining the 2007 compensation of its executives?

A:

Below are some of the key highlights for the year that were taken into consideration, based on actual results at that time and projected results for 2007, when we evaluated the compensation for our chief executive officer and other executive officers during 2007:

•	Record Revenue—during fiscal 2007 we achieved record consolidated revenue of $1.6 billion—an increase of 46% year over year.

•

Earnings per share (“EPS”)—our fully diluted GAAP EPS increased from $0.25 per share in 2006 to $2.30 per share in 2007—(including a substantial one-time gain on the sale of SunPower stock)—an increase of 820% year over year. Non-GAAP fully diluted EPS increased a strong 61% year over year.

•

The Company continued to execute on its strategy to divest non-core and under-performing businesses. In 2007, we divested four non-core businesses, bringing the total to six (6) divested businesses since the fourth quarter of 2006.

•

The Company continued the execution of several strategic changes to its business model, which focused on the introduction of a flexible manufacturing strategy and the exiting of some internally developed process technology.

•	The Company achieved record design wins, customer penetration and revenues for its flagship PSoC product line.

•	The Company achieved first revenue on many new product lines introduced in the year and continued the development of our next generation PSoC®3 and PSoC®5 product platforms.

•	In 2007, we executed a $600 million convertible debt offering and used the net proceeds to repurchase 29 million shares of our common stock.

•	At the end of fiscal year 2007, the Company’s consolidated cash and investments totaled a record $1.6 billion.

•

The price of the Company’s common stock appreciated 114% in 2007, significantly outperforming the two key indices the Company benchmarks against for relative stock appreciation: the Philadelphia Semiconductor Index (“SOXX”) and the S&P Semiconductor Index. The table below shows the relative stock appreciation performance for the one, three, five and ten year periods ended December 2007:

	Cypress	SOXX	S&P Semiconductor Index
1 Year	114%	(13%)	10%
3 Year	207%	(6%)	11%
5 Year	530%	41%	71%
10 Year	330%	55%	44%

In addition to these accomplishments, we also consider how our compensation compares to competitive positions within the semiconductor industry. In addition, our consultant, Mercer, Inc., provides an overview of market trends and suggests potential program changes to the compensation program. The Company also considers and rewards our named executive officers for relative job contributions and the impact of their performance on the overall performance of the Company in achieving its business plans, goals and other strategic objectives set annually and quarterly by our senior management in conjunction with our Board of Directors. Formulas that measure such achievement are built into certain components of our historical compensation program such that our named executive officers earn less when our corporate goals are not met, and may earn more when the goals are exceeded. The Compensation Committee sets compensation levels based on the skills, experience and achievements of each named executive officer, taking into account the market rates recommended by Mercer, Inc., and the compensation recommendations by the chief executive officer, except with respect to his own position. The Committee believes that input from both management and Mercer, Inc. provides useful information and points of view to assist the Committee in establishing named executive officer compensation.

Q:	Who were the peer group companies you benchmarked in 2007 for setting executive compensation?

A:	Our peer group companies for 2007 are set forth in the table below.

Altera Corporation
Analog Devices, Inc.
Atmel Corporation
Broadcom Corporation
Integrated Device Technology Inc.
Linear Technology Corporation
LSI Corporation
Microchip Technology Inc.
National Semiconductor Corporation
Novellus Systems, Inc.
NVIDIA Corporation
ON Semiconductor Corporation
PMC-Sierra, Inc.
SanDisk Corporation
Xilinx, Inc.

The peer group companies were identified from the semiconductor portion of the Radford Executive Survey as well as companies suggested by management and the Compensation Committee. The peer group companies were approved by the Compensation Committee. The Committee, with the assistance of Mercer, Inc., conducts an annual analysis of historic executive compensation and financial performance and establishes annual market rates. This analysis considers market data from our peer group companies. In 2007, the Compensation Committee modified and approved the members of our peer group as part of the review process with our outside consultant. The Compensation Committee chose peer companies that are (i) more representative of market pay practices used for executives in companies of similar size and scope, and (ii) more likely to recruit their employees from a similar pool as Cypress or even from Cypress, and vice-versa. Data on the 2007 peer group was used as part of the determination of grants of performance-based awards that occurred in 2007.

Q:	What are the components of the Company’s executive compensation?

A:

The elements of Cypress’s executive compensation program are: (i) base salary; (ii) cash bonuses under our PPSP and our KEBP; (iii) equity awards; and (iv) benefit programs such as our deferred compensation plan. We are also submitting for stockholder approval our Performance Bonus Plan, which will replace the KEBP for its participants. We also offer standard health benefits and an employee stock purchase program to all our employees. The Company does not provide a pension plan, a match to employee contributions to our 401(k) plan, or any disclosable perquisites. In addition, the Company does not have any severance agreements or change of control provisions for its named executive officers.

Q:	Why does the Company choose to pay each element?

A:

Cypress has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation program. For example, base salary and bonus opportunities are set with the goal of attracting quality executive officers and adequately compensating and rewarding them for their performance, while our equity programs are geared toward motivating and rewarding short- and long-term goal achievement and aligning our named executive officers with our stockholder interests. Cypress believes that these elements of compensation, when combined, are effective in achieving the objectives of our compensation program and the Company overall.

Q:	How does the Company determine the amount and formula for each element?

A:

Generally, the Committee targets our named executive officers’ overall compensation to fall within the 50th to 75th percentile of the overall compensation for similar positions in our peer group companies. The Committee targets total cash compensation within the range of the 50th percentile and equity compensation at between the 50th and 75th percentile and potentially higher if performance dictates. In 2007, the total cash compensation of our named executive officers was slightly below, but competitive with the median, among our peer group companies.

We review base salaries periodically, adjusting them as needed to realign with market levels after taking into account individual responsibilities, performance and experience. Our named executive officers had not received a salary increase since October 2006. On February 20, 2008, the Committee approved salary increases for all named executive officers other than Mr. Rodgers. Salary increases for our named executive officers ranged from 3% to 7% depending on years of service, market pay, and the executive’s current and future job responsibilities. For example, Mr. Chatila’s responsibilities were significantly increased in 2007 as he took on the responsibility of heading the manufacturing arm of our business. Accordingly, his pay increase was set at 7%. The salary increases were effective as of December 1, 2007, consistent with all other Company employees.

Consistent with our compensation philosophy, the Compensation Committee generally targets equity compensation between the 50th and 75th percentile of market and potentially higher if performance dictates. In some circumstances it is necessary to provide compensation above these levels. These circumstances include an effort to retain a key individual, recognizing a role that is larger in scope, complexity or accountability than standard market positions, or an effort to reward outstanding individual performance. For example, in 2007 the Compensation Committee granted 100% performance-based restricted stock units to its executive officers, including our named executive officers, in part to avoid the loss of key talent as the Company entered a multi-year refocus of its core semiconductor business and to provide substantial incentive to increase financial, operational and strategic results. The Compensation Committee expected that this one-time grant, to be earned over a period of five (5) years, might result in total compensation packages that are higher than targeted market positions if all performance-related milestones were achieved.

The following table shows the allocation of various compensation elements as a percentage of total compensation for our named executive officers in 2007. The equity compensation amounts are based on the fair market value on the grant date as determined in accordance with GAAP, excluding forfeiture assumptions, and do not represent actual compensation earned or received by the named executive officer.

Name and Principal Position	Base Salary	Cash Bonus Awards	Equity Compensation	All Other Compensation(1)
T.J. Rodgers President, Chief Executive Officer and Director	5.7%	7.2%	72.0%	15.1%
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	9.2%	6.3%	84.5%	0.0%
Ahmad R. Chatila Executive Vice President, Memory and Imaging Division	11.6%	6.0%	82.4%	0.0%
Paul D. Keswick Executive Vice President, New Product Development	13.0%	6.7%	80.3%	0.0%
Christopher A. Seams, Executive Vice President, Sales and Marketing	12.7%	8.4%	75.0%	3.9%

(1)	“All Other Compensation” consists of the aggregate earnings on the individual’s contributions under our deferred compensation plans in fiscal year 2007.

Q:	Did the actual compensation awarded to named executive officers in 2007 meet the targeted percentiles and, if not, why was it outside the range?

A:

Total cash compensation (base salary and cash bonus awards) to our named executive officers in 2007 was, in the aggregate, slightly below but competitive with our target of the 50th percentile of our peer group. In February 2008, our Compensation Committee bridged the gap by increasing the salaries of our named executive officers, except for Mr. T.J. Rodgers, whose salary remains unchanged since 2006.

Equity compensation, and consequently, total compensation, was above our target of the 50th to 75th percentile of our peer group companies primarily due to the fact that management achieved all milestones for 2007 and the equity portion of the compensation is based on the SFAS 123(R) values of the performance-based restricted stock units awarded to our named executive officers in 2007 and any other of their equity awards that vested in 2007. The SFAS 123(R) value is based on the Company’s stock price on the grant date. In 2007, we outperformed our peer group companies by 121% and this had a material impact on our SFAS 123(R) value. The Compensation Committee recognized that the maximum annualized expense for the one-time performance-based restricted stock unit grants in 2007 would be at or above the 75th percentile of peer group companies based on their grant practices and values.

Q:	How are the equity and cash incentive plans structured?

A:

Cash Incentive Plans: We have two cash incentive plans: the Performance Profit Sharing Plan (“PPSP”) and the Key Employee Bonus Plan (“KEBP”). Both plans require the active participation of our named executive officers because payouts are determined, in part, on the achievement of quarterly and annual goals, known as “Critical Success Factors” (“CSFs”). CSFs are measurable quarterly and annual goals that are pre-defined by our named executive officers and approved by our chief executive officer in advance of each review period. Our chief executive officer’s CSFs are approved by the Board of Directors. Our named executive officers typically designate between ten (10) and fifteen (15) CSFs per quarter and for the year. CSFs for each period are scored on a scale of 0 to 100%, with each CSF representing a specific point value based on its importance to the Company and/or its level of difficulty. Specific scoring parameters that will be used to determine whether the CSF has been achieved are also identified in advance. At the end of each fiscal quarter, or fiscal year, as the case may be, our named executive officers “score” their CSFs based on the scoring parameters previously approved. This score is reviewed and approved by our chief executive officer. Our chief executive officer’s score is reviewed by the Compensation Committee and the Board of Directors. The specific CSFs designated for each named executive officer often vary from quarter to quarter, and may include metrics that are relevant to the overall Company as well as individual performance and the performance of the group that they directly manage. In determining the amount of cash incentive pay payable under each of the KEBP and the PPSP, the Company uses the final CSF scores for the given review period as a component in the formulas that determine the bonus to be paid under each plan. The CSFs are not guaranteed and generally reflect actions required to achieve Company objectives. In 2008, our chief executive officer will not participate in the KEBP. Instead, he will participate in our Performance Bonus Plan, subject to our stockholders’ approval.

Performance Profit Sharing Plan (“PPSP”): All Cypress employees, including our named executive officers, are eligible to participate in the Company’s PPSP, a quarterly formula-driven cash bonus program that pays out based on a combination of the Company’s performance and each employee’s achievement of his or her quarterly CSFs. For purposes of the PPSP, the Company’s 2007 performance is measured by its fully diluted semiconductor non-GAAP EPS (which excludes, among other things, certain items such as stock-based compensation, acquisition-related expenses, uncollectible employee loans, gains on divestiture, investment-related gains and losses, minority interests and tax effects), as compared to the fully diluted semiconductor non-GAAP EPS approved by the Board as part of the annual operating plan. Specifically, the actual non-GAAP EPS for a given fiscal quarter is compared to the applicable quarter’s planned non-GAAP EPS as approved by management and the Board at the beginning of the fiscal year. For each participant, including executive officers, the amount paid under the PPSP is based on the following formula:

ACTUAL EPS	x	ONE WEEK’S PAY	x	CSF SCORE
PLAN EPS

The intent of this formula is to ensure that bonuses under the PPSP are only paid during profitable periods and only to those who meet their defined objectives.

Key Employee Bonus Plan (“KEBP”): The KEBP is a formula-driven, cash bonus plan for eligible senior and otherwise high-performing employees, including our named executive officers. The objective of the KEBP is to provide incentives to eligible participants based on the Company's quarterly and annual fully diluted non-GAAP semiconductor EPS, (and in the case of our chief executive officer in 2007, the non-GAAP consolidated EPS) performance and the participant’s CSF scores, which can range from 0 to 100%.

Each KEBP participant is placed at an incentive level, which determines the percentage of that individual’s base salary he or she is eligible to earn over the course of the year. In 2007, our chief executive officer was the only participant at the 150% incentive level. Our other named executive officers are at the 80% incentive level. In respect to our executives, it means that their overall cash compensation depends heavily on their actual bonus earned under the KEBP program. The KEBP formula is driven very heavily by the Company’s fully diluted non-GAAP EPS performance. As with our PPSP, the KEBP only pays out when the Company is profitable. Therefore, if the Company performs well, there is a greater likelihood that the named executive officer will earn money under the KEBP program. Conversely, if the Company does not perform well, the amount that may be earned by a named executive officer is impacted, even if such participant has a high CSF score, thereby making a large portion of our executive officer’s compensation at risk. Our KEBP program clearly demonstrates our philosophy of pay for performance, especially against the Company’s plan for the applicable period.

The principles above are set out in the KEBP formula below, which reflects how each bonus is determined:

ANNUAL BASE PAY	×	KEBP %	×	ACTUAL EPS	×	CSF %
		5		PLAN EPS

The performance of the chief executive officer (in 2007) and the executive vice president a KEBP participant reports to also has an impact on the individual’s potential payout. If our chief executive officer or the participant’s executive vice president scores less than 65% on their CSFs, then the earned payout for the KEBP participant is reduced to zero, regardless of the individual’s CSF achievement. If our chief executive officer or the KEBP participant’s executive vice president scores from 65–79%, then he or she will be eligible to earn 50% of what he or she would otherwise be entitled to, and if our chief executive officer and such executive vice president scores 80% or above on their CSFs, then the KEBP participant will be eligible to earn up to 100% of their available KEBP payout.

To be eligible for a KEBP payment, our named executive officers must still be employed by the Company on the payment date. Quarterly payouts under the KEBP are made in the quarter following the measuring period, and the payout for the annual target is made in the first quarter of the fiscal year following the measuring period.

Performance Bonus Plan: The provisions of our Performance Bonus Plan are set forth in Proposal Four at page 28 of this proxy statement.

Equity Plans:

Standard Awards: Standard awards are granted under the autoprice program as authorized by the Compensation Committee to all employees, except our executive officers, in connection with their initial hire, promotion or a change in responsibilities. All standard awards are priced at the closing market price on the eighth (8th) day of the month following the effective date without regard to the current share price or to factors that may affect the future share price, except that standard awards to executive officers are priced on the date they are approved by the Compensation Committee.

Focal Awards: Our focal awards generally occur once a year and the majority of all worldwide employees are eligible to participate. Our Human Resources Department works with the Compensation Committee and executive management to propose the number of shares and award type for each employee, and the Compensation Committee approves the awards. The equity awards granted to our chief executive officer in 2007 were made solely by the Compensation Committee as part of the performance-based grants made to all other named executive officers. Our named executive officers, including our chief executive officer, do not have any role in selecting the timing of the awards or the price. The price of options granted under our focal awards is the closing price on the date of the Compensation Committee’s approval. All grants are priced without regard to the current share price or to factors that may affect the future share price.

Non-Standard Awards: Non-standard awards include all other awards that do not fall under the standard hire and promotion awards or focal categories. The Compensation Committee retains discretion to structure named executive officer non-standard awards in a manner it deems appropriate and consistent with our compensation philosophy. There is no fixed policy or practice on how the Compensation Committee structures any non-standard awards to named executive officers. If any such awards are made, we will fully disclose how they are structured and implemented to reflect corporate or individual performance, as applicable. All non-standard awards to our named executive officers, except for our chief executive officer, are typically recommended by our chief executive officer based upon input and recommendations from our Human Resources Department. With respect to our chief executive officer, the Compensation Committee may, at its sole discretion, also make such equity awards to him.

In determining the size and type of equity compensation awards to our named executive officers in 2007 and 2008, the Compensation Committee considered the Company’s long-term strategy which included a significant amount of restructuring, execution to date on various financial, operational and strategic initiatives, market practice and strong competition for talent at the executive level especially in the Silicon Valley area, projected business needs, strategic goals, the projected impact of stockholder dilution, and the compensation expense we will incur under equity compensation accounting rules. During fiscal year 2007, we made a decision to grant 100% performance-based restricted stock unit awards to each of our named executive officers. These restricted stock unit awards vest ratably over five (5) years, and may only be earned if the Company achieves certain performance milestones set for each year by the Compensation Committee. As a result of the restricted stock unit awards granted by the Compensation Committee in 2007, none of our executive officers is eligible to receive additional awards until 2010, except for Mr. Rodgers who may be granted additional awards solely at the discretion of the Compensation Committee. All earned shares are released following certification by the Compensation Committee that the applicable performance milestone has been achieved. If a performance milestone is not achieved, all the target shares for the performance milestone in the given period are forfeited, returned to the 1994 Stock Plan, and cannot be earned in the future by the grantee.

Q:	What were the Company’s qualitative and quantitative, operational and financial performance goals in 2007 under the Company’s equity and cash incentive plans?

A:

With respect to cash incentive awards, the CSFs include aspects of qualitative and quantitative operational, strategic, and financial goals that must be achieved in order for participants to earn bonuses under the KEBP and PPSP. The achievement of most of the 2007 key highlights identified in an earlier answer in this CD&A were included in the CSFs of our various executive officers and therefore implicated in our equity and cash incentive plans. Further, the restricted stock unit grants made to our named executive officers in 2007 are based on the achievement of certain financial performance goals.

For example, in 2007 one of the performance milestones for the performance-based restricted stock units awarded to our senior management required the semiconductor business of the Company to meet or exceed certain operating income targets for the second through the fourth quarters of fiscal year 2007. Another milestone required the semiconductor business for the Company to meet or exceed certain threshold levels of semiconductor non-GAAP operating income percentage growth versus a peer group of companies for the second, third and fourth quarters of fiscal year 2007. Furthermore, for Mr. Rodgers and Mr. Buss to earn some of the targeted restricted stock units awarded to them in 2007, the performance milestone required common stock appreciation of Cypress to equal or exceed the appreciation of the SOXX with both measures calculated on a trailing three-year average.

For our cash bonus plans, such as KEBP and PPSP, the payout formula applied by the Compensation Committee calls for the non-GAAP EPS achieved by the semiconductor portion of the Company’s business to be divided by the Company’s semiconductor plan non-GAAP EPS in the applicable quarter. The achieved non-GAAP EPS for a given fiscal quarter is compared to the same quarter’s planned non-GAAP EPS as approved by management and the Board at the beginning of the fiscal year. Our chief executive officer’s payout was calculated by using the consolidated non-GAAP EPS of the Company, while the payout to all other employees, including our executive officers, was calculated using the non-GAAP EPS of the semiconductor portion of the business.

The quarterly semiconductor plan EPS targets, our actual EPS achievement, and the percentage of achievement against plan for our 2007 fiscal year were as follows:

2007 Fiscal Year Period	Plan Non-GAAP EPS	Non-GAAP EPS Achieved	Percentage Achievement
1st Quarter	$0.09 per share	$0.07 per share	78%
2nd Quarter	$0.10 per share	$0.09 per share	90%
3rd Quarter	$0.15 per share	$0.18 per share	120%
4th Quarter	$0.21 per share	$0.15 per share	71%

The Company’s semiconductor financial, strategic, qualitative and quantitative operational goals are infused into the cash incentive performance goals through the use of CSFs in the calculation of payouts under the KEBP and the PPSP plans.

Q:	How did the Compensation Committee decide how many performance-based restricted stock units were awarded as a target to each named executive officer?

A:

The Committee reviewed an analysis of similar awards for the named executive officers in our peer groups, and considered the relative responsibilities and potential contributions of each of our named executive officers to the Company’s strategic plan. That analysis confirmed that our long-term incentive values had historically trailed the market. The specific grants were, therefore, designed to create a competitive equity award that would incentivize outstanding performance and ensure the retention of our management team.

Q:	What, if any, are the differences in compensation policies with respect to individual named executive officers?

A:	Our compensation policies are similar for all employees, including our executive officers, with the following exceptions:

T.J. Rodgers (our chief executive officer): Mr. Rodgers’ 2007 cash incentive award payouts under the KEBP and PPSP were calculated with a formula including a component consisting of the consolidated non-GAAP EPS for the Company (semiconductor business, plus SunPower) for the applicable period, while the incentive cash award for all other executive officers was calculated using this non-GAAP EPS for the semiconductor portion of the Company’s business in the applicable period.

Mr. Rodgers was eligible to earn up to 150% of his base salary, while other named executive officers can earn up to 80% of their base salary. Consistent with our compensation philosophy, the 150% incentive level for our chief executive officer creates significant risk for Mr. Rodgers, as this constitutes a significant portion of his cash compensation, but it also offers significant rewards if Mr. Rodgers and the Company perform well. Mr. Rodgers’ non-equity incentive awards, which constitute a significant portion of his cash compensation, are also at risk.

While other named executive officers received an increase in their base salary in 2007 from 3% to 7%, Mr. Rodgers’ base salary remained unchanged from 2006.

In 2008, Mr. Rodgers has been removed from the KEBP and is the sole participant in our Performance Bonus Plan, subject to our stockholders approving Proposal Four.

As a result of the performance-based equity awards granted by the Compensation Committee in 2007, our named executive officers are not eligible to receive any further grants until 2010, with the exception of Mr. Rodgers, who may be eligible for additional grants at the Compensation Committee’s sole discretion.

The performance milestones that must be achieved by the Company in order for Mr. Rodgers and Mr. Buss to earn performance-based shares are different from the performance milestones approved by the Compensation Committee for the other named executive officers. In 2007 only Messrs. Rodgers and Buss had a performance milestone that required that each is eligible to earn respectively, 50% and 40% of their target award if the common stock appreciation of the Company measured at the end of 2007 was equal to or greater than the appreciation of the SOXX, with both measures calculated on a trailing three-calendar-year average.

Q:	Did the Compensation Committee adjust named executive officer base salaries for 2007 or 2008? If so, why?

A:

Following its review of peer company data, on February 20, 2008, the Compensation Committee increased our named executive officers’ base salaries by between 3% to 7% to ensure that our named executive officers’ base salaries were within the range of our approximately 50th percentile target, except that no adjustment was made to the base salary of our chief executive officer. The peer group data was updated to January 1, 2008, by assuming a four percent increase in order to account for the age of the data and the expected average level of executive officer base salary increases in our peer group as prepared by Mercer, Inc. The pay increase was made retroactive to December 1, 2007, consistent with the date on which annual increases became effective for all other employees.

The table below shows the former salary, the adjusted salary, and the percentage increase.

Named Executive Officer	Prior Base Salary ($)	Current Base Salary ($)	Percentage Increase (%)
Mr. Rodgers	600,000	600,000	0
Mr. Buss	313,500	329,175	5
Mr. Chatila	269,074	287,909	7
Mr. Keswick	307,798	320,110	4
Mr. Seams	356,023	366,703	3

The Compensation Committee decided to adjust our named executive officers’ base salaries because, except for Mr. Seams, they were below the target level of the 50% percentile range for our peer group. Our named executive officers had not had their salaries adjusted since October 2006.

Q:	Did the Compensation Committee grant equity awards to our named executive officers in 2007 and 2008? If so, why?

A:

In 2007, the Compensation Committee granted only performance-based restricted stock units to our named executive officers, among others. These awards are 100% at risk if the performance milestones are not met. The following table sets forth these grants to our named executive officers, including the minimum target and maximum share payouts that may be earned ratably over a five-year period subject to performance and the minimum and maximum share payouts that were eligible to be earned in 2007:

Named Executive Officer	Minimum	Target	Maximum	2007 Target	2007 Maximum
Mr. Rodgers	0	800,000	800,000	160,000	160,000
Mr. Buss	0	400,000	500,000	80,000	100,000
Mr. Chatila	0	320,000	400,000	64,000	80,000
Mr. Keswick	0	320,000	400,000	64,000	80,000
Mr. Seams	0	320,000	400,000	64,000	80,000

Our equity incentive plans are designed to reward long-term performance, align with stockholder interests and provide long-term retention. For all of our named executive officers, 20% of the targeted maximum number of restricted stock units as detailed in the above table may be earned each year from fiscal 2007 to fiscal 2011 if the Company achieves certain performance-based milestones as established by the Compensation Committee each fiscal year. For 2007, the Compensation Committee approved three (3) performance milestones:

The first performance milestone for 2007 applied to all named executive officers. Each officer was eligible to earn 50% of the targeted number of restricted stock units if the Company’s semiconductor business met or exceeded a non-GAAP operating income target of $35 million from the second to the fourth fiscal quarters in 2007. The actual result was non-GAAP operating income of $52.5 million and thus the milestone was achieved in full.

The second performance milestone for 2007 applied to all executive officers, other than Mr. Rodgers and Mr. Buss. Under that milestone, each of our executive officers was eligible to earn 50% of the targeted number of restricted stock units if the semiconductor business of the Company attained certain threshold levels of semiconductor operating income percentage growth versus a peer group of companies for the remaining three quarters of 2007. The milestone was paid in full if the semiconductor operating income percentage growth was at the 75th percentile level versus a peer group of companies and decreased on a linear scale to no payout at the 25th percentile. The actual result for 2007 was that the Company performed at the 86th percentile and thus the milestone was achieved in full. Each of Messrs. Rodgers and Buss could earn the remaining 50% of their target award for 2007 if the common stock appreciation of Cypress was equal to or greater than the appreciation of the SOXX with both measures calculated on a trailing three-year average. The actual result was that the Company’s stock appreciated 207% over the three-year measurement period versus -6% for the SOXX and thus the milestone was achieved in full.

The third milestone for 2007 applied to all named executive officers, other than Mr. Rodgers. Each of our named executive officers was eligible to earn an additional 25% of his target award if the common stock appreciation of Cypress was at least equal to or greater than the appreciation of the SOXX for 2007. The actual result was that the Company’s stock appreciated 114% over the one-year measurement period versus -13% for the SOXX and thus the milestone was achieved in full.

If the performance milestones were achieved, the restricted stock units would vest accordingly following the period in which the performance milestone was achieved, upon the Compensation Committee confirming in writing that the performance milestone was achieved. For all of our named executive officers, if the performance milestone is not achieved for the period, the targeted shares for that period are forfeited, returned to the 1994 Stock Plan, and cannot be earned in the future by the grantee.

All restricted stock units are settled, following vesting and certification by the Compensation Committee that the performance milestones have been achieved, in shares of common stock, on a one-share for one-unit basis (with each share adjusted for any stock splits, stock dividends, spin-offs or other changes in capitalization effected without receipt of consideration by Cypress). None of our named executive officers will be eligible to receive any further standard annual focal equity awards until 2010, except that Mr. Rodgers may be granted additional equity awards at the discretion of the Compensation Committee.

In February 2008, the Compensation Committee granted our chief executive officer, Mr. Rodgers, a fully-vested award of 40,000 shares for outstanding progress on various financial, operational and strategic initiatives as well as the strong stock appreciation of 114% in fiscal year 2007.

Q:	Did our named executive officers receive KEBP and PPSP payouts on account of our 2007 fiscal year?

A:

For fiscal year 2007, apart from our chief executive officer, each of our named executive officers was eligible to earn up to the total amounts targeted under each of the Company’s bonus plans if the Company achieved its non-GAAP EPS targets and they scored 100% on their CSF goals. Both bonuses are structured such that the total bonus, if achieved at 100%, and combined with the base pay, would bring the named executive officer’s cash pay slightly above the targeted 50th percentile of our peer group.

For further details see Grants of Planned-Based Awards table on page 50.

Q:	How difficult would it be for your named executive officers to achieve their CSFs and how likely was it for the Company to achieve the KEBP and PPSP target levels?

A:

In 2007 and 2008, the performance measures established by the Compensation Committee in order to determine any payouts under the KEBP and PPSP are tied, as noted previously, to the Company’s actual non-GAAP EPS compared to Plan non-GAAP EPS and to individual CSFs. Even where the Company is profitable and non-GAAP EPS is high, our named executive officers’ annual earnings under the KEBP are capped at 200% of targeted bonus, and for the PPSP at 200% of one week’s salary. Under the KEBP, a scoring of 65% and below with respect to the established CSF by a named executive officer results in zero payout for the named executive officer as well as his entire organization and in the case of our chief executive officer (in 2007), impacts all named executive officers as well as all other participants. For example, in Q4 of 2007, one of our executive officers scored less than 65% on his CSFs; therefore, his KEBP bonus for that quarter was $0. Under the KEBP, a scoring of under 80% but greater than 65% with respect to established CSFs by a named executive officer results in his or her payout being decreased by 50% and in the case of our chief executive officer (in 2007), impacts all named executive officers as well as all other participants. During 2007 four named executive officers, including our chief executive officer, scored less than 80% on their CSFs for Q4 2007 and two named executive officers scored less than 80% on their annual CSFs and thus received only 50% of the bonus due for the measurement period.

Q:	What were the 2007 quarterly and annual performance goals in the CSFs of your named executive officers?

A:

In 2007, each of our named executive officers set quarterly and annual goals against which they were measured for our performance-based bonus plans. For 2007, the annual goals for our chief executive officer included achievement of consolidated annual revenue of $1.5 billion and a consolidated non-GAAP EPS of $0.81. Mr. Rodgers’ quarterly CSFs included achievement of (i) certain revenue and non-GAAP EPS metrics, (ii) product launch and profitability goals, (iii) specific cycle time standards, (iv) implementation of cost-reduction strategies, and (v) the completion of certain strategic divestitures.

In 2007, our chief financial officer, Brad W. Buss’ annual goals included, among other things, metrics related to our annual non-GAAP semiconductor EPS, the achievement of specific cash flow targets for our semiconductor business, completion of certain strategic divestitures, implementation of a plan for the Company’s long-term capital structure and the development of a reporting system for the Company’s cost-reduction program. His quarterly goals included, among other things, passing our Sarbanes-Oxley compliance review with no material weaknesses, attracting new long-term investors, improving certain business processes, executing on the cost reduction plan, and achievement of certain operating income levels.

For 2007, our executive vice president of new product development, Mr. Paul D. Keswick’s annual CSFs focused on the achievement of specific cycle time metrics, on-time product launches and the completion of specific Company-wide infrastructure projects. Examples of his quarterly goals include improving several of Cypress’s business processes, the development of new research and development management systems, improvement of product quality requirements, and developing and executing various plans for 2008 product launches. Mr. Keswick also had CSFs related to product research and development, and the formulation and implementation of several engineering and manufacturing initiatives.

In 2007, our executive vice president of sales and marketing, Mr. Christopher A. Seams’ annual CSFs included growing the Company’s customer base, revenue growth, market penetration, customer service improvement, implementation of sales and marketing infrastructure tools. His quarterly goals included achieving certain revenue performance, developing and implementing programs to improve our customer base for specific product lines, implementation of costs saving initiatives, and other strategic initiatives in the area of product marketing and distribution.

Our executive vice president of the memory and imaging division, Mr. Ahmad R. Chatila’s annual and quarterly CSFs included the development and implementation of various aspects of our world class cost savings initiative, achieving certain revenue performance, and developing and implementing various manufacturing goals. His quarterly goals also included cycle time improvement and achieving a specified percentage of profit before tax.

Q:	How does the Compensation Committee determine grant dates for equity awards and the exercise price of stock option awards to our executive officers?

A:

The Compensation Committee approves all stock awards for all executive officers. The grant date and the exercise price are set on the date the awards are approved by the Compensation Committee. Equity grants are made independent of any business/financial consideration. We have no program, plan or practice to coordinate equity grants with the release of material information. The Compensation Committee does not accelerate or delay equity grants in response to material information, nor do we delay the release of information due to plans for making equity grants.

Q:	What is the Company’s policy with regard to qualifying compensation to preserve deductibility?

A:

Our management and Compensation Committee have considered the implications of Section 162(m) of the Internal Revenue Code of 1986. This section precludes a public corporation from taking a tax deduction for individual compensation in excess of $1 million for its chief executive officer or any of its four other highest paid officers. This section also provides for certain exemptions to this limitation, specifically compensation that is performance-based within the meaning of Section 162(m). Only our chief executive officer was paid compensation in excess of $1 million in fiscal year 2007.

Our Performance Bonus Plan, if approved by our stockholders, will enable us to qualify more compensation as deductible performance-based compensation. Many of our executive compensation plans are designed to qualify payments thereunder as deductible performance-based compensation. In order, however, to preserve flexibility in designing our compensation programs, not all amounts we pay may qualify for deductibility.

Q:	Does Cypress provide any of its named executive officers with change in control benefits?

A:	No.

Q:	What arrangements are in place regarding post-termination compensation?

A:	Our Company does not currently have any post-termination agreement with any of its employees, including our named executive officers.

Q:	Does the Compensation Committee have any discretion to increase or decrease the size of any award or payout under the executive compensation incentive plans? Did it exercise the discretion in 2007?

A:

Yes, the Compensation Committee may, at its discretion, award additional grants of restricted stock units to our chief executive officer, but it did not exercise this discretion in 2007. In 2008, the Compensation Committee, however, granted a discretionary award of 40,000 additional restricted stock units to Mr. Rodgers for his strong leadership that led to the financial and strategic successes of the Company in 2007.

Q:	What retirement benefits does Cypress provide to its named executive officers?

A:

Cypress has non-qualified deferred compensation plans and a 401(k) plan. Employees in the KEBP are eligible to participate in the deferred compensation plans. All employees are eligible to participate in our 401(k) plan. Our Company does not match employee contributions to our 401(k) plan and does not provide any matching or guaranteed returns on our non-qualified deferred compensation plans.

Q:	Does Cypress provide its named executive officers with perquisites?

A:

Cypress does not provide any perquisites to its named executive officers and there were no disclosable perquisites awarded to our named executive officers in 2007. If in the future Cypress provides disclosable perquisites, we will disclose them.

Q:	What other benefits does Cypress provide to its named executive officers?

A:

As with all other employees, all of our named executive officers are eligible to participate in our Employee Stock Purchase Plan (“ESPP”) and our employee health benefit programs, including health and dental insurance plans, on the same terms as other employees.

Q:	Have there been any other actions with respect to executive compensation since the end of 2007?

A:

Since the end of fiscal year 2007, the Compensation Committee has determined the Company’s achievement of 2007 performance milestones and set the 2008 performance milestones with respect to restricted stock unit awards made to our executive officers and certain other employees. The Committee also reviewed and approved increases in the annual base salary of our executive officers, with the exception of T.J. Rodgers, whose annual base salary remains unchanged. Instead, the Committee increased his bonus target from 150% of his base salary to 175%. This increase further ensures that Mr. Rodgers’ compensation is directly connected to his personal performance as well as the success of the Company as a whole. The Compensation Committee adopted our new Performance Bonus Plan, subject to stockholder approval, designated Mr. Rodgers as the sole participant for 2008, and removed Mr. Rodgers as a participant in the KEBP. The Committee made a discretionary award of 40,000 restricted stock units to T.J. Rodgers in recognition of the Company’s strong performance in 2007 under Mr. Rodgers’ leadership.

Q:	What executive compensation policies is the Company planning to implement going forward?

A:	The Company does not have any new policies it intends to adopt at this time, but will disclose any such policies as they are adopted by the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The information in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Cypress specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended or the Exchange Act.

We have reviewed and discussed the foregoing Compensation Discussion and Analysis (which is incorporated by reference in this report) with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Cypress’s Annual Report on Form 10-K for the year ended December 30, 2007.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou, Chairman
Lloyd Carney
James R. Long

DIRECTOR COMPENSATION

Fiscal Year Ended December 30, 2007

Name	Year	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
T.J. Rodgers(3)	2007	0		0	0	N/A	N/A	0	0
W. Steve Albrecht	2007	55,000	(4)	61,682	129,507	N/A	N/A	0	246,189
Eric A. Benhamou	2007	59,500	(5)	61,682	119,756	N/A	N/A	0	240,938
Lloyd Carney	2007	51,500	(6)	61,682	199,683	N/A	N/A	0	312,865
James R. Long	2007	54,000	(7)	61,682	119,031	N/A	N/A	0	234,713
J. Daniel McCranie	2007	84,500	(8)	61,682	170,781	N/A	15,231	0	332,194
Evert van de Ven	2007	87,500	(9)	61,682	194,229	N/A	N/A	0	343,411

(1)	Amounts shown do not reflect compensation actually received by our directors. Instead, the amount shown reflects the compensation cost of stock awards based on the grant date fair value of the equity awards to our directors recognized by our Company during fiscal year 2007 for financial reporting purposes under SFAS 123(R), excluding forfeiture assumption. The grant date fair value of stock awards granted during fiscal year 2007 is $214,400 for each director.

(2)	Amounts shown do not reflect compensation actually received by our directors. All options in this column were granted to our directors in the previous years, but vested in 2007. None of our directors were granted stock options in 2007. The amount shown reflects the compensation cost of stock option awards based on the grant date fair value of the equity awards to our directors recognized by our Company during fiscal year 2007 for financial reporting purposes under SFAS 123(R), excluding forfeiture assumptions. The assumptions used to calculate the value of stock awards are set forth under Note 7 (Stock-Based Compensation), Notes of Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for fiscal year 2007 filed with the SEC on March 3, 2008.

(3)	Mr. Rodgers does not receive any remuneration for Board services, but he receives remuneration as our chief executive officer.

(4)	Amounts shows $45,000 2007 Board retainer fees and $10,000 paid to Mr. Albrecht as chairman of the Audit Committee.

(5)	Amount includes $2,000 paid to Mr. Benhamou as a one-time special board committee fee for a special assignment by the Board.

(6)	Amount includes $1,500 paid to Mr. Carney as a one-time special board committee fee for a special assignment by the Board.

(7)	Amount includes $1,500 paid to Mr. Long as a one-time special board committee fee for a special assignment by the Board.

(8)	Amount includes $2,000 paid to Mr. McCranie as a one-time special board committee fee for a special assignment by the Board, and $12,500 earned in 2007, but paid to Mr. McCranie in 2008.

(9)	Amount shows $45,000 2007 Board retainer fees and $42,500 paid to Mr. van de Ven for his services on the Operations Committee.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation earned during fiscal years 2007 and 2006 by our chief executive officer, our chief financial officer and our three other most highly compensated executive officers, who we refer to collectively as our named executive officers.

Our named executive officers do not have employment contracts. They are not guaranteed salary increases or cash bonus amounts. We provide no pension benefits and do not match 401(k) contributions. We do not guarantee a return or provide above-market returns on compensation that has been deferred. Executive officers receive no benefits or perquisites that are not available to other employees. We believe our compensation program holds our executive officers accountable for the financial and competitive performance of Cypress, and for their individual contribution toward that performance.

Name and Principal Position	Year	Salary(1) ($)		Bonus ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation ($)		Total Compensation ($)
T.J. Rodgers President, Chief Executive Officer and Director	2007 2006	643,266 572,825		0 0	5,053,151 350,578	3,064,326 2,977,185	809,153 785,898	1,698,843 478,763	0 0		11,268,739 5,165,249
Brad W. Buss Executive Vice President, Finance & Administration, Chief Financial Officer	2007 2006	309,880 302,596		0 0	2,122,525 6,080	717,970 873,203	209,809 224,461	814 N/A	0 0		3,360,998 1,406,340
Ahmad R. Chatila(6)	2007	276,313	(7)	0	1,685,580	272,820	141,280	N/A	0		2,375,993
Executive Vice President, Memory and Imaging Division
Paul D. Keswick Executive Vice President, New Product Development	2007 2006	325,175 297,098	(7)	0 0	1,702,334 5,700	305,790 377,390	167,234 223,343	N/A N/A	0 0		2,500,533 903,531
Christopher A. Seams,	2007	356,013		0	1,695,992	405,611	233,904	110,004	0		2,801,524
Executive Vice	2006	363,066		0	5,130	544,858	283,217	14,708	50,000	(8)	1,260,979
President, Sales and Marketing

(1)	Represents actual salary earned in fiscal 2006 and 2007. Salary includes base pay and payment in respect of accrued vacation and holidays. There were no quantifiable perquisites or personal benefits to report.

(2)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amount shown reflects the compensation cost of stock awards based on the grant date fair value of the equity awards recognized by our Company during fiscal year 2007 for financial reporting purposes under SFAS 123(R), excluding forfeiture assumptions. The assumptions used to calculate the value of stock awards are set forth under Note 7 (Stock-Based Compensation) of the Notes of Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for fiscal year 2007, filed with the SEC on March 3, 2008. All of our named executive officers received only performance-based restricted stock units in 2007. The grant date fair value of the 2007 performance-based awards were as follows: $3,408,800 for Mr. Rodgers, $2,052,000 for Mr. Buss, and $1,636,213 for each of Messrs. Chatila, Keswick and Seams.

(3)	Amounts shown do not reflect the compensation actually received by the named executive officer, but reflect the grant date compensation cost of stock option awards recognized by our Company during fiscal years 2007 and 2006 for financial reporting purposes under SFAS 123(R), excluding forfeiture assumption. The assumptions used to calculate the value of stock awards are set forth under Note 7 (Stock-Based Compensation) Notes of Consolidated Financial Statements included in our Company’s Annual Report on Form 10-K for fiscal year 2007, filed with the SEC on March 3, 2008. All options in this column were granted to our named executive officers in the previous years, but vested in 2007. None of our executive officers were granted stock options in 2007.

(4)	Includes bonus amounts earned under our Key Employee Bonus Plan (“KEBP”) and our Performance Profit Sharing Plan (“PPSP”). Bonuses under our KEBP and PPSP are paid in arrears of the quarter in which they are earned. The amounts earned are paid out in the fiscal quarter following the year earned, provided the employee is still employed by Cypress at the time of the payout, subject to conditions specified under the Plan. The amounts shown also reflect $2,500 and $924 paid to Messrs. Rodgers and Keswick, respectively, under our Patent Award Program. Our Patent Award Program is open to all Cypress employees, including our executive officers. Amount shown also includes $750 paid to Mr. Keswick under our Company’s Author Incentive Program. The Author Incentive Program is open to all Cypress employees, and is designed to reward employees for writing technical articles that are published.

(5)	Amount represents above-market or preferential earnings during 2007 and 2006 on compensation that was deferred in or prior to fiscal years 2007 and 2006 under our 1995 Deferred Compensation Plan (Plan II) and 2005 Deferred Compensation Plan (Plan I).

(6)	Mr. Chatila became a named executive officer in 2007.

(7)	Includes gross amount of $17,376 related to a twenty-one years service cash award paid to Mr. Keswick and $5,174 service cash award paid to Mr. Chatila. The actual amount paid to Messrs. Keswick and Chatila were after tax amounts. All Cypress employees are eligible to receive service awards for continuous employment with Cypress for seven, fourteen and twenty-one years.

(8)	Represents cash distribution made to Mr. Seams in 2006 under our deferred compensation plans.

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2007, which ended December 30, 2007. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table.

GRANTS OF PLAN-BASED AWARDS

Fiscal Year Ended December 30, 2007

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
T.J. Rodgers President, Chief Executive Officer and Director	Q1	N/A	185,284	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	185,960	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	188,230	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	191,538	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	180,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	800,000	800,000	N/A	N/A	N/A	3,408,800
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	Q1	N/A	52,583	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	52,783	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	54,442	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	58,998	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	52,668	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	400,000	500,000	N/A	N/A	N/A	2,052,000
Ahmad R. Chatila Executive Vice President, Memory and Imaging Division	Q1	N/A	45,131	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	45,303	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	46,727	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	51,602	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	46,065	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	320,000	400,000	N/A	N/A	N/A	1,636,213
Paul D. Keswick Executive Vice President, New Product Development	Q1	N/A	51,626	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	51,823	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	53,452	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	57,374	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	51,218	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	320,000	400,000	N/A	N/A	N/A	1,636,213
Christopher A. Seams Executive Vice President, Sales and Marketing	Q1	N/A	59,715	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q2	N/A	59,942	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q3	N/A	61,827	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Q4	N/A	65,724	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Annual	N/A	58,672	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	5/11/07	N/A	N/A	N/A	N/A	320,000	400,000	N/A	N/A	N/A	1,636,213

(1)

There are no outstanding future payments under our Key Employee Bonus Plan (“KEBP”). All amounts earned under our KEBP are paid in the quarter after which they were earned. The annual component is paid in the quarter following the fiscal year in which it was earned. See table below for actual amounts paid to our named executive officers under the KEBP and PPSP.

(2)

In 2007, we granted performance-based restricted stock units to some employees in senior management positions, including our named executive officers, under our 1994 Stock Plan. Except for Mr. Rodgers, none of our named executive officers is eligible to receive additional stock awards until 2010. The performance-based stock awards in this column vest ratably over a five-year period if the annual performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company’s Board of Directors. The Compensation Committee also determines annually if the performance metrics have been achieved. Mr. Rodgers’ maximum targeted restricted stock unit award for fiscal year 2007 was 160,000. Mr. Buss’ maximum targeted restricted stock unit award for fiscal year 2007 was 100,000 in the aggregate. Each of Messrs. Chatila, Keswick and Seams had a maximum target to earn 80,000 restricted stock units in fiscal year 2007.

(3)

Reflects the fair value of the 2007 target performance-based restricted stock units. The restricted stock units can be earned ratably over five (5) years. The fair value for each year’s target restricted stock units is determined when the Compensation Committee sets the performance milestones for the applicable year. Mr. Rodgers’ maximum targeted restricted stock unit award for fiscal year 2007 was 160,000. Mr. Buss’ maximum targeted restricted stock unit award for fiscal year 2007 was 100,000 in the aggregate. Each of Messrs. Chatila, Keswick and Seams had a maximum target to earn 80,000 restricted stock units in fiscal year 2007.

GRANTS OF PLAN-BASED AWARDS (NON-EQUITY)

Fiscal Year Ended December 30, 2007

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (“KEBP”)			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (“PPSP”)
		Threshold ($)	Earned/ Paid ($)	Target (Plan) ($)	Threshold ($)	Earned/ Paid ($)	Target (Plan) ($)
T.J. Rodgers President, Chief Executive Officer and Director	Q1	N/A	202,868	180,000	N/A	3,709	5,284
	Q2	N/A	174,809	180,000	N/A	4,668	5,960
	Q3	N/A	201,911	180,000	N/A	8,751	8,230
	Q4	N/A	55,604	180,000	N/A	6,194	11,538
	Annual	N/A	148,140	180,000	N/A	N/A	N/A
Total			783,332	900,000		23,322	31,012
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	Q1	N/A	39,439	50,160	N/A	1,905	2,423
	Q2	N/A	43,233	50,160	N/A	2,307	2,623
	Q3	N/A	56,074	50,160	N/A	4,787	4,282
	Q4	N/A	15,218	52,668	N/A	3,658	6,330
	Annual	N/A	43,188	52,668	N/A	N/A	N/A
Total			197,152	255,816		12,657	15,658
Ahmad R. Chatila Executive Vice President, Memory and Imaging Division	Q1	N/A	32,815	43,052	N/A	1,585	2,079
	Q2	N/A	35,605	43,052	N/A	1,900	2,251
	Q3	N/A	45,175	43,052	N/A	3,857	3,675
	Q4	N/A	0	46,065	N/A	2,447	5,537
	Annual	N/A	17,896	46,065	N/A	N/A	N/A
Total			131,491	221,286		9,789	13,542
Paul D. Keswick Executive Vice President, New Product Development	Q1	N/A	32,993	49,248	N/A	1,594	2,379
	Q2	N/A	39,299	49,248	N/A	2,097	2,575
	Q3	N/A	51,326	49,248	N/A	4,382	4,204
	Q4	N/A	13,266	51,218	N/A	3,188	6,156
	Annual	N/A	17,414	51,218	N/A	N/A	N/A
Total			154,298	250,178		11,261	15,314
Christopher A. Seams Executive Vice President, Sales and Marketing	Q1	N/A	48,720	56,964	N/A	2,353	2,751
	Q2	N/A	45,566	56,964	N/A	2,431	2,979
	Q3	N/A	60,230	56,964	N/A	5,142	4,863
	Q4	N/A	13,665	58,672	N/A	3,285	7,052
	Annual	N/A	52,512	58,672	N/A	N/A	N/A
Total			220,693	288,236		13,211	17,645

OUTSTANDING EQUITY AWARDS

Fiscal Year Ended December 30, 2007

	Option Awards(1)							Stock Awards(2)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock Unvested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
T.J. Rodgers President, Chief Executive Officer and Director	200,000		0		0	8.37	09/17/08	0		0	0		0
	300,000		0		0	16.73	03/16/11	0		0	0		0
	300,000		0		0	21.50	09/30/09	0		0	0		0
	400,000		0		0	23.19	12/14/10	0		0	0		0
	300,000		0		0	10.50	08/07/12	0		0	0		0
	221,666		128,334		0	21.34	01/02/14	0		0	0		0
	261,333		18,667		0	7.56	04/11/13	0		0	0		0
	186,666		163,334		0	14.55	02/25/15	0		0	0		0
	416		319		0	36.38	02/25/15	0		0	0		0
	729		559		0	14.55	02/25/15	0		0	0		0
	348,333	(3)	31,667	(3)	0	11.40	02/03/15	0		0	0		0
	120,416		304,584		0	14.54	06/30/16	0		0	0		0
	0		0		0	0.00	N/A	50,000	(4)	1,840,000	0		0
	0		0		0	0.00	N/A	0		0	800,000	(5)	17,152,000
Brad W. Buss Executive Vice President, Finance and Administration, Chief Financial Officer	45,000		120,000		0	15.23	08/15/15	0		0	0		0
	20,000	(6)	55,000	(6)	0	15.23	08/15/15	0		0	0		0
	7,466		24,534		0	16.43	10/27/16	0		0	0		0
	0		0		0	0.00	N/A	8,534		314,051	0		0
	0		0		0	0.00	N/A	0		0	500,000	(7)	10,720,000
Ahmad R. Chatila Executive Vice President, Memory and Imaging Division	550		550		0	7.37	03/27/13	0		0	0		0
	600		600		0	7.37	03/27/13	0		0	0		0
	666		7,334		0	19.60	10/23/13	0		0	0		0
	667		6,667		0	9.03	10/08/14	0		0	0		0
	500		7,000		0	14.55	02/25/15	0		0	0		0
	166		2,334		0	14.55	02/25/15	0		0	0		0
	1,833		28,417		0	13.92	07/18/15	0		0	0		0
	1,120		25,760		0	16.43	10/27/16	0		0	0		0
	0		0		0	0.00	N/A	5,974		219,843	0		0
	0		0		0	0.00	N/A	0		0	400,000	(8)	8,576,000

	Option Awards(1)					Stock Awards(2)
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock Unvested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Paul D. Keswick Executive Vice President, New Product Development	50,000	0	0	16.73	03/16/11	0	0	0		0
	50,000	0	0	21.50	09/30/09	0	0	0		0
	50,000	0	0	23.19	12/14/10	0	0	0		0
	2,250	2,250	0	7.37	03/27/13	0	0	0		0
	38,000	22,000	0	19.60	10/23/13	0	0	0		0
	32,000	28,000	0	14.55	02/25/15	0	0	0		0
	7,000	23,000	0	16.43	10/27/16	0	0	0		0
	0	0	0	0.00	N/A	8,000	294,400	0		0
	0	0	0	0.00	N/A	0	0	400,000	(8)	8,576,000
Christopher A. Seams Executive Vice President, Sales and Marketing	144,000	0	0	16.84	10/08/11	0	0	0		0
	40,000	0	0	16.84	10/08/11	0	0	0		0
	15,000	0	0	6.44	10/01/12	0	0	0		0
	40,000	0	0	6.44	10/01/12	0	0	0		0
	85,500	4,500	0	7.56	04/11/13	0	0	0		0
	4,700	0	0	17.15	08/22/13	0	0	0		0
	13,700	0	0	9.30	05/19/13	0	0	0		0
	57,000	33,000	0	21.34	01/02/14	0	0	0		0
	37,333	32,667	0	14.55	02/25/15	0	0	0		0
	6,300	20,700	0	16.43	10/27/16	0	0	0		0
	0	0	0	0.00	N/A	7,200	264,960	0		0
	0	0	0	0.00	N/A	0	0	400,000	(8)	8,576,000

(1)

All stock option awards described in this table were made under our 1994 Stock Plan. Except as noted under footnotes (3) and (6), options granted before 2007 under our 1994 Stock Plan typically have a ten-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant.

(2)

All restricted stock unit awards described in this table were made under the 1994 Stock Plan. Except for the 100,000 restricted stock units awarded to Mr. Rodgers in 2006, which vest annually over two (2) years, restricted stock units awarded before 2007 typically have a ten-year term, and vest annually over a five-year period of employment, with a one-year cliff, for service awards and upon approval of performance by the Compensation Committee for performance-based awards.

(3)

Mr. Rodgers was granted options to purchase a total of 380,000 shares of common stock in February 2005. These 380,000 stock options vest quarterly over twelve (12) fiscal quarters, subject to accelerated vesting if certain performance conditions are met.

(4)

In recognition of his outstanding contribution and the value that was created as a result of the SunPower IPO, Mr. Rodgers received a one-time award of 100,000 restricted stock units that vest annually over two (2) years. The restricted stock units will completely vest on June 30, 2008.

(5)

Represents performance-based restricted stock units awarded to Mr. Rodgers in 2007, which vest ratably over five (5) years if the performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company. Mr. Rodgers’ target for 2007 was 160,000 restricted stock units. Mr. Rodgers did not receive any other awards and is eligible to receive additional equity awards at the discretion of the Compensation Committee.

(6)	Stock option awards granted to Mr. Buss start vesting one (1) year from the date of grant, then vest monthly over four (4) years thereafter, and expire ten (10) years from the date of grant.

(7)

Represents performance-based restricted stock units awarded to Mr. Buss in 2007, which vest ratably over five (5) years if the performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company. Mr. Buss’ maximum target for 2007 was 100,000 restricted stock units. Mr. Buss did not receive any other awards in 2007 and is not eligible to receive any further awards until 2010.

(8)

Represents performance-based restricted stock units awarded to Messrs. Chatila, Keswick and Seams in 2007, which vest ratably over five (5) years if the performance metrics are met. Performance metrics are set annually by the Compensation Committee of the Company. Each of Messrs. Chatila, Keswick and Seams had a maximum target of 80,000 restricted stock units in 2007. They did not receive any other awards in 2007 and are not eligible to receive any further awards until 2010.

OPTION EXERCISES AND STOCK VESTING

Fiscal Year Ended December 30, 2007

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise(1) ($)	Number of Shares Acquired Upon Vesting (#)(2)	Value Realized Upon Vesting ($)
T.J. Rodgers	200,000	2,014,300	50,000	1,164,500
Brad W. Buss	60,000	1,023,689	2,133	64,289
Ahmad R. Chatila	159,867	2,766,218	1,493	44,999
Paul D. Keswick	305,500	5,567,058	2,000	60,280
Christopher A. Seams	225,445	3,294,438	1,800	54,252

(1)

Amount shown reflects the difference between the option exercise price and the sale price of the underlying shares multiplied by the number of shares covered by the option. Actual amounts received were substantially less due to required federal and state withholding taxes.

(2)	Amount shown reflects total number of shares that vested in 2007. The actual amount released to the named executive officers was net of shares withheld to pay the taxes due upon vesting.

NON-QUALIFIED DEFERRED COMPENSATION

Fiscal Year Ended December 30, 2007

Name of Executive Officer	Executive Contribution in the Last Fiscal Year ($)		Registrant Contribution in the Last Fiscal Year ($)	Aggregate Earnings in the Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
T.J. Rodgers	0		0	1,698,843	0	4,591,362
Brad W. Buss	41,736	(2)	0	814	0	42,549
Ahmad R. Chatila	0		0	0	0	0
Paul D. Keswick	0		0	0	0	0
Christopher A. Seams	0		0	110,004	50,000	555,473

(1)	Amount represents aggregate earnings to Messrs. Rodgers and Seams in 2007. There are no guaranteed payments under our deferred compensation plans.

(2)

Mr. Buss contributed this amount under our Deferred Compensation (Plan I), which provides certain key employees, including our executive officers, with the option to defer receipt of compensation in order to accumulate funds for retirement. Our Deferred Compensation (Plan I) is a voluntary, non-tax qualified plan. Under this Plan, compensation may be deferred until termination or other specified dates the participant chooses. Deferred amounts may be credited with earnings based on the performance of investment choices made available by the 401(k) Investment Plan Committee.

OTHER DISCLOSURES

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, the following directors were members of our Compensation Committee: Mr. Eric A. Benhamou, Mr. Lloyd Carney, and Mr. James R. Long. None of the Compensation Committee’s members has at any time been an officer or employee of Cypress. No member of the Compensation Committee was or is one of our officers or employees.

None of Cypress’s named executive officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Cypress’s Board or Compensation Committee.

Certain Relationships and Related Transactions

Apart from service on our Board, there are no additional relationships between our directors and our Company, nor are there any related party transactions between our directors and our Company.

Indebtedness of Executive Officers

In 2001, prior to the Sarbanes-Oxley Act of 2002 and before Mr. Seams became a 16(b) officer, the Company gave a loan to Mr. Seams in the amount of $16,000 to purchase shares of common stock in Cypress’s subsidiary, Silicon Magnetic Systems. The principal amount of the loan did not exceed $16,000 in the fiscal year 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 30, 2007, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope provided or to vote by telephone or over the Internet at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Brad W. Buss
Corporate Secretary

Dated: March 25, 2008

APPENDIX A

TO THE 2008 PROXY STATEMENT

CYPRESS SEMICONDUCTOR CORPORATION

1994 STOCK PLAN

(As amended and restated on May 9, 2008)

1. PURPOSES OF THE PLAN. THE PURPOSES OF THIS STOCK PLAN ARE:

•	to promote the long term success of the Company’s business;

•	to attract and retain the best available personnel for positions of substantial responsibility; and

•	to provide long term incentive to Employees, Consultants and Outside Directors that is aligned with the long term interest of all stockholders.

2. COMPONENTS OF THE PLAN. THE PLAN PROVIDES FOR:

•

the discretionary granting of Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units to Employees, Consultants and Outside Directors, which Options may be either Incentive Stock Options (for Employees only) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant; and

•	the grant of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units to Outside Directors pursuant to an automatic, non-discretionary formula.

3. STOCK SUBJECT TO THE PLAN. Fifteen million three hundred thousand (15,300,000) Shares are the maximum aggregated number of Shares authorized for issuance under the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Options or Stock Appreciation Rights shall be counted against the numerical limits of this section 3 as one Share for every Share subject thereto. Any Shares of Restricted Stock or Restricted Stock Units with a per Share or unit purchase price lower than 100% of Fair Market Value on the date of grant shall be counted against the numerical limits of this section 3 as 1.88 Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as 1.88 Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this section 3, the Plan shall be credited with 1.88 Shares.

Subject to Section 16 of the Plan, If any Shares that have been subject to an option or SAR (whether granted under this Plan or the Terminated Plans) cease to be subject to such Option or SAR (other than through exercise of the Option or SAR), or if any Option or SAR granted hereunder or thereunder is forfeited, or any Option or SAR otherwise terminates prior to the issuance of Common Stock to the Participant, the Shares that were subject to such Option or SAR shall again be available for distribution in connection with future awards under the Plan (unless the Plan has terminated).

Shares that have actually been issued under the Plan upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan. With respect to SARs, when an SAR is exercised, the full number of shares subject to the SAR or portion thereof being exercised shall be counted against the numerical limits of this section 3 above as one Share for every Share subject thereto, regardless of the number of Shares used to settle the SAR upon exercise. For example, if an SAR covering 100 shares is exercised by a Participant and the Participant receives 80 Shares (with 20 Shares withheld to cover the SAR exercise price), the Plan Share reserve shall be debited the full 100 Shares and such Shares will not be available for future distribution under the Plan. Similarly, if Shares are withheld to satisfy the minimum statutory withholding obligations arising in connection with the vesting, exercise or issuance of any Award (or delivery of the related Shares), such withheld Shares will not be available for future issuance under the Plan.

Shares of Restricted Stock (including Restricted Stock Units) that do not vest and thus are forfeited back to or repurchased by the Company shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock or Restricted Stock Units that vest shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

Notwithstanding the foregoing and, subject to adjustment as provided in section 16 of the Plan, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in the first paragraph of section 3, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to the second and third paragraphs of this section 3.

4. ADMINISTRATION OF THE PLAN.

4.1 Procedure.

4.1.1 Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Employees, Consultants and Directors.

4.1.2 Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

4.1.3 Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

4.1.4 Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which Committee shall be constituted to satisfy Applicable Laws.

4.1.5 Administration With Respect to Automatic Grants to Outside Directors. Automatic grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in section 10 hereof and therefore shall not be subject to any discretionary administration.

4.2 Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

4.2.1 to determine the Fair Market Value of the Common Stock, in accordance with subsection 23.19 of the Plan;

4.2.2 to select the Consultants, Employees and Outside Directors to whom Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units may be granted hereunder;

4.2.3 to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock or Restricted Stock Units are granted hereunder;

4.2.4 to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

4.2.5 to approve forms of agreement, including electronic forms, for use under the Plan;

4.2.6 to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised and when Restricted Stock or Restricted Stock Units vest or are issued (which may, in either case, be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

4.2.7 to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

4.2.8 to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

4.2.9 to modify or amend each Award (subject to subsection 18.3 of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan (but not longer than the original Option or SAR term);

4.2.10 to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or SAR or the vesting or issuance of Restricted Stock or Restricted Stock Units that number of Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

4.2.11 to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

4.2.12 to determine the terms and restrictions applicable to Awards; and

4.2.13 to make all other determinations deemed necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5. ELIGIBILITY.

5.1 Discretionary Awards. Nonstatutory Stock Options, SARs, Restricted Stock and Restricted Stock Unit Awards may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Outside Director who has been granted an Award may be granted additional Awards.

5.2 Outside Director Awards. Outside Directors shall also receive automatically granted Awards pursuant to section 10 hereof.

6. LIMITATIONS.

6.1 Each Option shall be designated in the Notice of Grant or Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

6.1.1 of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, which

6.1.2 become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6.1.2, incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

6.2 Neither the Plan nor any Award shall confer upon any Participant any right with respect to continuing the Participant’s employment or consulting relationship or tenure as a director with the Company, nor shall they interfere in any way with the Participant’s, the Company’s, or the Company’s stockholders’, right to terminate such employment or consulting relationship or tenure as a Director with the Company at any time, with or without cause.

6.3 The following limitations shall apply to grants of Options and SARs to Employees:

6.3.1 No Employee shall be granted, in any fiscal year of the Company, Options and SARs to purchase, in the aggregate, more than 1,000,000 Shares.

6.3.2 The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in subsection 16.1.

6.3.3 If an Option or SAR is cancelled (other than in connection with a transaction described in section 16), the cancelled Option or SAR will be counted against the limit set forth in subsection 6.3.1. For this purpose, if the exercise price of an Option or SAR is reduced (which would require prior stockholder approval pursuant to section 22 hereof), the transaction will be treated as a cancellation of the Option or SAR and the grant of a new Option or SAR.

7. TERM OF PLAN. The plan was amended and restated in 2007. It shall continue in effect until March 25, 2017, unless terminated earlier under section 16 of the plan.

8. TERM OF OPTION OR SAR. The term of each option or SAR shall be eight (8) years from the date of grant or such shorter term as may be provided in the notice of grant, option or SAR agreement. In the case of an incentive stock option granted to a participant who, at the time the incentive stock option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the company or any parent or subsidiary, the term of the incentive stock option shall be five (5) years from the date of grant or such shorter term as may be provided in the notice of grant or option agreement.

9. OPTION AND SAR EXERCISE PRICE; OPTION CONSIDERATION.

9.1 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option or SAR shall be determined by the Administrator, subject to the following:

9.1.1 In the case of an Incentive Stock Option

9.1.1.1 granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

9.1.1.2 granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred (100%) of the Fair Market Value per Share on the date of grant.

9.1.2 In the case of a Nonstatutory Stock Option or an SAR, the per Share exercise price shall be no less than one hundred percent (100%) of Fair Market Value per Share on the date of grant.

9.2 Waiting Period and Exercise Dates. At the time an Option or SAR is granted, the Administrator shall fix the period within which the Option or SAR may be exercised and shall determine any conditions which must be satisfied before the Option or SAR may be exercised. In so doing, the Administrator may specify that an Option or SAR may not be exercised until the completion of a service period or until certain performance milestones are achieved.

9.3 Form of Option Consideration. Except with respect to automatic stock option grants to Outside Directors, the Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such form of consideration shall be set forth in the Notice of Grant or Option Agreement and may, as determined by the Administrator (and to the extent consistent with Applicable Laws), consist entirely of:

9.3.1 cash;

9.3.2 check;

9.3.3 promissory note;

9.3.4 other previously-owned Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

9.3.5 delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

9.3.6 any combination of the foregoing methods of payment; or

9.3.7 such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. AUTOMATIC GRANTS TO OUTSIDE DIRECTORS.

10.1 Procedure for Grants. All grants to Outside Directors under this section 10 shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

10.1.1 No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares or units to be covered by Awards granted to Outside Directors.

10.1.2 Each Outside Director shall be automatically granted an Option to purchase 80,000 Shares (the “First Option”) upon the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

10.1.3 At each of the Company’s annual stockholder meetings commencing in 2008, and on May 11, 2007 (A) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted an restricted stock unit covering 10,000 units/Shares, and (B) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive an restricted stock unit covering the number of units/Shares determined by multiplying 10,000 Shares by a fraction, the numerator of which is the number of days since the Outside Director received their First Option, and the denominator of which is 365, rounded down to the nearest whole unit/Share (either (A) or (B) is referred to herein as the “Annual RSU Grant”).

10.1.4 Notwithstanding the provisions of subsection 10.1.3 hereof, in the event that the Annual RSU Grant hereunder would cause the number of units/Shares subject to outstanding Awards plus the number of units/Shares previously acquired upon exercise or vesting of Awards to exceed the number of units/Shares available for issuance under the Plan, then each such automatic grant shall be for that number of units/Shares determined by dividing the total number of units/Shares remaining available for grant by the number of Outside Directors on the automatic grant date, pro-rated for each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting as set forth in 10.1.3(B). Any further Annual RSU Grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

10.1.5 The terms of a First Option granted hereunder on or after the date of the 2007 Company annual stockholder meeting shall be as follows:

10.1.5.1 The term of the Option shall be eight (8) years.

10.1.5.2 the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in subsection 10.3 hereof.

10.1.5.3 the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

10.1.5.4 the Option shall become exercisable as to 1/60th of the covered Shares each month, so as to become 100% vested on the five year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

10.1.6 The terms of an Annual RSU Grant hereunder shall be as follows:

10.1.6.1 The Annual RSU Grant shall vest as to 20% each year on the date immediately prior to the Company’s regularly scheduled annual stockholders meeting, so at to be 100% vested on the day prior to the annual stockholders meeting held approximately five years following the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

10.2 Consideration for Exercising Outside Director Stock Options. The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist entirely of cash, check, other Shares of previously owned Common Stock which have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, and, for Options granted on or after the 2004 Company annual stockholder meeting, to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment.

10.3 Post-Directorship Exercisability.

10.3.1 Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within ninety (90) days, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

10.3.2 Disability of Director. Notwithstanding the provisions of subsection 10.3.1 above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her Disability, he or she may, but only within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, from the date of termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

10.3.3 Death of Director. In the event of the death of a Participant:

10.3.3.1 during the term of the Option who is at the time of his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Director’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status a Director for twelve (12) months after the date of death; or

10.3.3.2 within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

11. EXERCISE OF OPTION OR SAR.

11.1 Procedure for Exercise; Rights as a Stockholder. Any Option or SAR granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option or SAR Agreement. An Option or SAR may not be exercised for a fraction of a Share.

An Option or SAR shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) for Options only, full payment for the Shares with respect to which the Option is exercised. Full payment for Options may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option or SAR shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option or SAR. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option or SAR is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in section 16 of the Plan.

Exercising an Option or SAR in any manner shall decrease the number of Shares thereafter available for sale under the Option or SAR by the number of Shares as to which the Option or SAR is exercised.

11.2 Termination of Service. Upon termination of a Participant’s Continuous Status as an Employee, Consultant or Director, other than upon the Participant’s death or Disability, the Participant may exercise the Option or SAR, but only within such period of time as is specified in the Notice of Grant, Option or SAR Agreement, and, unless otherwise determined by the Administrator, only to the extent that the Participant was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Option Agreement). In the absence of a specified time in the Notice of Grant, Option or SAR Agreement, the Option or SAR shall remain exercisable for thirty days following the Participant’s termination of Continuous Status as an Employee, Consultant or Director. If, at the date of termination, the Participant is not entitled to exercise the entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise the Option or SAR within the time specified by the Administrator, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.3 Disability of Participant. In the event that a Participant’s Continuous Status as an Employee, Consultant or Director terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR at any time within six (6) months or such other period of time not exceeding twelve (12) months, as is specified in the Notice of Grant, Option or SAR Agreement, except in the case of automatic stock option grants to Outside Directors, which shall be exercised as specified in section 10. Unless otherwise determined by the Administrator, any such Options or SARs may only be exercised to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Notice of Grant, Option or SAR Agreement). If, at the date of termination, the Participant is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option or SAR within the time specified herein, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan.

11.4 Death of Participant. In the event of the death of a Participant (other than an Outside Director with respect to his or her automatic stock option grant):

11.4.1 during the term of the Option or SAR who is at the time of his or her death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Option or SAR, the Option or SAR may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status as an Employee, Consultant or Director for twelve (12) months after the date of death; or

11.4.2 within thirty (30) days after the termination of Continuous Status as an Employee, Consultant or Director, the Option or SAR may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

12. STOCK APPRECIATION RIGHTS.

12.1 The SAR shall entitle the Participant, by exercising the SAR, to receive from the Company an amount equal to the excess of (x) the Fair Market Value of the Common Stock covered by exercised portion of the SAR, as of the date of such exercise, over (y) the Fair Market Value of the Common Stock covered by the exercised portion of the SAR, as of the date on which the SAR was granted; provided, however, that the Administrator may place limits on the amount that may be paid upon exercise of a SAR; and

12.2 SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Participant’s Award Agreement;

12.3 Form of Payment. The Company’s obligation arising upon the exercise of a SAR may be paid in Common Stock or in cash, or in any combination of Common Stock and cash, as the Administrator, in its sole discretion, may determine, but only as specified in the Notice of Grant or SAR Agreement. Shares issued upon the exercise of a SAR shall be valued at their Fair Market Value as of the date of exercise.

12.4 Rule 16b-3. SARs granted hereunder shall contain such additional restrictions as may be required to be contained in the Plan or Award Agreement in order for the SAR to qualify for the maximum exemption provided by Rule 16b-3.

13. RESTRICTED STOCK/RESTRICTED STOCK UNITS.

13.1 Grant of Restricted Stock/Restricted Stock Units. Subject to the terms and conditions of the Plan, Restricted Stock or Restricted Stock Units may be granted to Employees, Consultants and Outside Directors at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock or Restricted Stock Unit Award granted to any Participant (provided that during any Fiscal Year, no Participant shall receive more than 800,000 Shares in the aggregate of Restricted Stock or Restricted Stock Unit Awards) (ii) whether the form of the award shall be Shares or rights to acquire Shares (i.e., Restricted Stock Units), and (iii) the conditions that must be satisfied, which may include or consist entirely of performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock or Restricted Stock Units. For Restricted Stock Units, each such unit shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock or Restricted Stock Unit, notwithstanding its vesting. The Company shall issue (or cause to be issued) such stock certificate promptly after the Restricted Stock or Restricted Stock Unit vests. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in section 16 of the Plan.

13.2 Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock and Restricted Stock Unit Awards granted under the Plan. Restricted Stock and Restricted Stock Unit Awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time of grant, which may include such performance-based milestones as are determined appropriate by the Administrator, which may be Performance Goals, or for Restricted Stock or Restricted Stock Unit Awards not intended to qualify as “performance-based compensation” under Code Section 162(m), may be other performance-based milestones. The Administrator may require the recipient to sign a Restricted Stock or Restricted Stock Unit Agreement as a condition of the Award. Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

13.3 Restricted Stock or Restricted Stock Unit Award Agreement. Each Restricted Stock or Restricted Stock Unit grant shall be evidenced by an Award agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock or Restricted Stock Unit Award has a purchase price, such purchase price must be paid no later than the earlier of (i) eight (8) years following the date of grant, or (ii) the vesting date.

13.4 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock or Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock or Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock or Restricted Stock Units which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

14. LEAVES OF ABSENCE. Unless the administrator provides otherwise, and subject to applicable laws, vesting of awards granted hereunder shall cease during any unpaid leave of absence. Moreover, unless the administrator provides otherwise, any employee who transfers his or her employment to a subsidiary and receives an equity incentive covering such subsidiary’s equity securities in connection with such transfer, shall cease vesting in awards granted under this plan until such time, if any, as such employee transfers from the employ of such subsidiary or another subsidiary directly back to the employ of the company.

15. NON-TRANSFERABILITY OF AWARDS. Unless determined otherwise by the administrator, an award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the administrator makes an award transferable, such award shall contain such additional terms and conditions as the administrator deems appropriate; provided, however, that in no event may an award be transferred in exchange for consideration.

16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR SIMILAR TRANSACTION, DISSOLUTION, MERGER, ASSET SALE OR CHANGE OF CONTROL.

16.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or forfeiture or repurchase of unvested Restricted Stock or Restricted Stock Units, the price per share, if any, of Common Stock covered by each such outstanding Award, the number of Shares issuable pursuant to the automatic grant provisions of section 10, the limit on the number of Shares subject to an Option or SAR that may be granted to an Employee in any fiscal year under subsection 6.3.1, as well as the limit of the number of Shares that may be issued as Restricted Stock or Restricted Stock Unit Awards under subsection 13.1, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Restricted Stock award.

16.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, with respect to discretionary Awards granted under the Plan (but not with respect to Awards granted to Outside Directors) the Board may, in the exercise of its sole discretion in such instances, declare that any such Award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option or SAR as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable or accelerate the vesting of a Participant’s Restricted Stock or Restricted Stock Unit Award.

16.3 Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. With respect to a discretionary Award granted under the Plan (but not with respect to Options granted to Outside Directors under section 10), the Administrator may, in the exercise of its sole discretion and in lieu of such assumption or substitution, provide for the Participant to have the right to exercise such Option or SAR as to all of the Optioned Stock, including as to Shares which would not otherwise be exercisable or provide for the accelerated vesting of Restricted Stock or Restricted Stock Units. With respect to Options and restricted stock units granted to Outside Directors under section 10, in the event that the successor corporation does not agree to assume such Options and restricted stock units or to substitute equivalent options or rights, each such outstanding Option and restricted stock unit shall become fully vested and exercisable, including as to Shares and units as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

If the Administrator makes a discretionary Option or SAR fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Option or SAR shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this subsection, the Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase (or, in the case of Restricted Stock or Restricted Stock Units without a purchase price, receive), for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR or vesting of the Restricted Stock or Restricted Stock Unit Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16.4 Spin-Off or Split-Off. Subject to any required action by the stockholders of the Company, and at the sole discretion of the Board, the number and/or type of shares of covered by each outstanding Award, the number and/or type of shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award or forfeiture or repurchase of unvested Restricted Stock or Restricted Stock Units and the price per share, if any, of Common Stock covered by each such outstanding Award may be appropriately and proportionately adjusted, or such other actions as are appropriate may be taken, to account for any increase or diminution in value of an Award resulting from a spin-off, split-off or similar transaction involving equity securities of a Subsidiary or former Subsidiary. Any such discretionary adjustment or action shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

17. AWARD GRANT DATE. The date of grant of an award shall be, for all purposes, the date on which the administrator makes the determination granting such option or restricted stock award, or such other later date as is determined by the administrator. Notice of the determination shall be provided to each participant within a reasonable time after the date of such grant.

18. AMENDMENT AND TERMINATION OF THE PLAN.

18.1 Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

18.2 Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Shares may not be added to the Plan (other than pursuant to sections 3 or 16.1 hereof) without obtaining stockholder approval.

18.3 Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

19. CONDITIONS UPON ISSUANCE OF SHARES.

19.1 Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or SAR or vesting of a Restricted Stock or Restricted Stock Unit Award unless the exercise of such Option or SAR or vesting of such Restricted Stock or Restricted Stock Unit Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.2 Investment Representations. As a condition to the exercise of an Option or SAR or purchase of Restricted Stock or Restricted Stock Unit, the Company may require the person exercising such Option or SAR or purchasing such Restricted Stock or Restricted Stock Unit to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

20. LIABILITY OF COMPANY.

20.1 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.2 Awards Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with subsection 18.2 of the Plan.

21. RESERVATION OF SHARES. The company, during the term of this Plan, will at all times reserve and keep available such number of shares as shall be sufficient to satisfy the requirements of the Plan.

22. NO REPRICING. The Administrator may not permit the repricing, including by way of exchange, of any award, without receiving prior stockholder approval.

23. DEFINITIONS. As used herein, the following definitions shall apply:

23.1 “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with section 4 of the Plan.

23.2 “Applicable Laws” means the legal requirements relating to the administration of stock option plans under federal and state corporate and securities laws, the Code and any stock exchange on which the Common Stock is listed or quoted.

23.3 “Award” means an award hereunder of an Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit.

23.4 “Board” means the Board of Directors of the Company.

23.5 “Code” means the Internal Revenue Code of 1986, as amended.

23.6 “Committee” means a committee appointed by the Board or its Compensation Committee in accordance with section 4 of the Plan.

23.7 “Common Stock” means the Common Stock of the Company.

23.8 “Company” means Cypress Semiconductor Corporation, a Delaware corporation.

23.9 “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director’s fees.

23.10 “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

23.11 “Continuous Status as an Employee, Consultant or Director” means that the employment, consulting or Director relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Participant’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

23.12 “Director” means a member of the Board.

23.13 “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

23.14 “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

23.15 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

23.16 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

23.16.1 If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

23.16.2 If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

23.16.3 In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

23.17 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

23.18 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

23.19 “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

23.20 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

23.21 “Option” means a stock option granted pursuant to the Plan or the Terminated Plans.

23.22 “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

23.23 “Optioned Stock” means the Common Stock subject to an Option or SAR.

23.24 “Outside Director” means a Director who is not an Employee or Consultant.

23.25 “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

23.26 “Participant” means an Employee, Consultant or Outside Director who holds an outstanding Option or Restricted Stock award.

23.27 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, the Philadelphia Semiconductor Sector Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

23.28 “Plan” means this 1994 Plan, as amended.

23.29 “Restricted Stock” means shares of Common Stock granted pursuant to section 12 of the Plan.

23.30 “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

23.31 “Stock Appreciation Right” or “SAR” means a Stock Appreciation Right granted pursuant to section 12 of the Plan.

23.32 “Share” means a share of the Common Stock, as adjusted in accordance with section 16 of the Plan.

23.33 “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

APPENDIX B

TO THE 2008 PROXY STATEMENT

CYPRESS SEMICONDUCTOR CORPORATION

PERFORMANCE BONUS PLAN

1. Purposes of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating key executives to: (1) perform to the best of their abilities, and (2) achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of objectively determinable individual performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code section 162(m).

2. Definitions.

(a) “Award” means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee’s authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

(b) “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

(c) “Board” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the Compensation Committee of the Board.

(f) “Company” means Cypress Semiconductor Corporation or any of its subsidiaries (as such term is defined in Code Section 424(f)).

(g) “Determination Date” means the latest possible date that will not jeopardize a Target Award or Award’s qualification as Performance-Based Compensation.

(h) “Fiscal Quarter” means a fiscal quarter of the Company.

(i) “Fiscal Year” means a fiscal year of the Company.

(j) “Maximum Award” means as to any Participant for any Performance Period, $3,000,000.

(k) “Participant” means an executive officer of the Company participating in the Plan for a Performance Period.

(l) Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(m) “Performance-Based Compensation” means compensation that is intended to qualify as "performance-based compensation" within the meaning of Section 162(m).

(n) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the performance measures for any performance period will be any one or more of the following objective performance criteria, applied to either the Company as a whole or, except with respect to stockholder return metrics, to a region, business unit, affiliate or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period's results or to a designated comparison group, and, with respect to financial metrics, which may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”) or which may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles: (i) cash flow (including operating cash flow or free cash flow), (ii) revenue (on an absolute basis or adjusted for currency effects), (iii) gross margin, (iv) operating expenses or operating expenses as a percentage of revenue, (v) earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), (vi) earnings per share, (vii) stock price, (viii) return on equity, (ix) total stockholder return, (x) growth in stockholder value relative to the moving average of the S&P 500 Index, the Philadelphia Semiconductor Sector Index or another index, (xi) return on capital, (xii) return on assets or net assets, (xiii) return on investment, (xiv) economic value added, (xv) operating profit or net operating profit, (xvi) operating margin, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) credit rating, (xxi) objective customer indicators, (xxii) new product invention or innovation, (xxiii) attainment of research and development milestones, (xxiv) improvements in productivity, (xxv) attainment of objective operating goals, and (xxvi) objective employee metrics.

(o) “Performance Period” means any Fiscal Quarter or Fiscal Year, or such other longer period but not in excess of five Fiscal Years, as determined by the Committee in its sole discretion.

(p) “Plan” means this Performance Bonus Plan.

(q) “Plan Year” means the Company’s fiscal year.

(r) “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(s) “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.

3. Plan Administration.

(a) The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

(i) discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

(ii) to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

(iii) to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b) Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4. Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be executive officers of the Company who are designated by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.

5. Performance Goal Determination. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing prior to the Determination Date.

6. Target Award Determination. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing prior to the Determination Date.

7. Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing prior to the Determination Date, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Award for any Performance Period exceed the Maximum Award.

8. Determination of Awards; Award Payment.

(a) Determination and Certification. After the end of each Performance Period, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula but shall not have the right to increase the Award above that which would otherwise be payable under the Payout Formula.

(b) Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. A Participant needs to be employed by the Company through the payment date in order to be eligible to receive an Award payout hereunder.

(c) Form of Distributions. The Company shall distribute all Awards to the Participant in cash.

(d) Timing of Distributions. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period.

(e) Deferral. The Committee may defer payment of Awards, or any portion thereof, to Covered Employees as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9. Term of Plan. Subject to its approval at the 2008 annual meeting of the Company’s stockholders, the Plan shall first apply to the 2008 Plan Year. Once approved by the Company’s stockholders, the Plan shall continue until terminated under Section 10 of the Plan.

10. Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to stockholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

11. Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

12. At-Will Employment. No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee of the Company may terminate the employment relationship at any time and for any reason or no reason.

13. Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

15. Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

16. Governing Law. The Plan shall be governed by the laws of the State of California, without regard to conflicts of law provisions thereunder.

CYPRESS SEMICONDUCTOR CORPORATION 198 CHAMPION COURT

SAN JOSE, CA 95134

If voting by proxy, you may vote by mail or by telephone or you may vote by using the Internet. Your Internet vote authorizes the named attorneys-in-fact to vote in the same manner as if you had marked, signed and returned your proxy card.

To vote by the Internet, read the 2008 proxy statement and follow these easy steps:

1. Go to the following website: http://www.proxyvote.com

2. Enter the information requested on your computer screen.

3. Follow the simple instructions on your computer screen.

To vote by telephone, read the 2008 proxy statement and follow these easy steps:

1. Call toll-free 1-800-690-6903 in the United States or Canada anytime before the Annual Meeting on a touch-tone telephone. There is no charge to you for the call.

2. Have your proxy card in hand when you call and then follow the instructions. Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1. When asked, please confirm your vote by pressing 1.

Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

To vote by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cypress Semiconductor Corporation, c/o Broadridge, Inc, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by the Internet or by telephone, PLEASE DO NOT mail back the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CYPCO1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYPRESS SEMICONDUCTOR CORPORATION For Withhold For All All All Except THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

ITEMS 1, 2, 3 AND 4 BELOW:

Vote On Directors

1. ELECTION OF DIRECTORS

Nominees:

01) T.J. RODGERS 05) JAMES R. LONG 02) W. STEVE ALBRECHT 06) J. DANIEL MCCRANIE 03) ERIC A. BENHAMOU 07) EVERT VAN DE VEN 04) LLOYD CARNEY

Vote On Proposals For Against Abstain

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2008.

3. PROPOSAL TO AMEND AND RESTATE THE 1994 STOCK PLAN.

4. PROPOSAL TO APPROVE THE PERFORMANCE BONUS PLAN

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

This Proxy should be marked to indicate your vote, dated, signed by each stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

CYPRESS SEMICONDUCTOR CORPORATION

PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2008, and hereby appoints T. J. Rodgers and Brad W. Buss, and each of them, as proxies and attorneys-in-fact with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2008 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on May 9, 2008, at 10:00 a.m., local time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

A majority of such attorneys-in-fact or substitutes as shall be present and shall act at said meeting or any adjournment or postponement thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES IDENTIFIED HEREIN, TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2008, TO AMEND AND RESTATE THE 1994 STOCK PLAN, TO APPROVE THE PERFORMANCE BONUS PLAN AND AS THE DESIGNATED ATTORNEYS-IN-FACT DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE